                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:

[   ]   Preliminary Proxy Statement
[   ]   Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
[ x ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to ss. 240.14a-12

                          POTTERS FINANCIAL CORPORATION
               --------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    -------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[   ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

       1)   Title of each class of securities to which transaction applies:
            -------------------

       2)   Aggregate number of securities to which transaction applies:
            -------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            -------------------

       4)   Proposed maximum aggregate value of transaction:
            -------------------

       5)   Total fee paid:
            -------------------

[ x ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange
       Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:
            -------------------------------------

       2)   Form, Schedule or Registration Statement No.:
            -------------------------------------

       3)   Filing Party:
            -------------------------------------

       4)   Date Filed:
            -------------------------------------

                          POTTERS FINANCIAL CORPORATION
                                  519 BROADWAY
                           EAST LIVERPOOL, OHIO 43920
                                 (330) 385-0770


                               NOVEMBER 27, 2001



Dear Potters Financial Corporation Shareholder:


         You are cordially invited to attend the Special Meeting of Shareholders of Potters Financial Corporation to be held at 10:00 a.m., Eastern Standard Time, on Thursday, January 24, 2002, at the East Liverpool High School Alumni Association Clock Tower and Museum, 216 East Fourth Street, East Liverpool, Ohio.


         At the Special Meeting, you will be asked to consider and vote on the proposed merger of a wholly-owned subsidiary of The Home Savings and Loan Company of Youngstown, Ohio, which is a wholly-owned subsidiary of United Community Financial Corp., with and into Potters Financial Corporation in a transaction in which Potters Financial will be acquired by Home Savings. Following the merger, Potters Financial will be liquidated into Home Savings, after which Potters Bank will be merged with and into Home Savings. If the merger is approved by the holders of two thirds of the outstanding common shares of Potters Financial and if certain other conditions are satisfied, you will receive $22.00 in cash for each common share of Potters Financial you own.

         Your Board of Directors has received the opinion from Keefe, Bruyette & Woods, Inc., its financial advisor, to the effect that the $22.00 is fair to Potters Financial shareholders from a financial point of view as of the date of this document. Your Board of Directors unanimously approved the merger, believes that the merger is in the best interests of Potters Financial shareholders and unanimously recommends that you adopt the merger agreement at the Special Meeting so that the transaction may be completed.

         In the materials accompanying this letter, you will find a Notice of Special Meeting of Shareholders, a proxy statement and a proxy card. These documents more fully describe the proposed transaction and provide detailed information regarding United Community. We encourage you to read these materials carefully.

         Whether or not you plan to attend the Special Meeting, please take the time to vote by completing, signing and returning to us the enclosed proxy card. A postage paid envelope is enclosed for your convenience. If you sign, date and return your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the transaction. Even if you plan to attend the Special Meeting, please complete, sign and return your proxy card. By following certain procedures discussed in the accompanying document, you can later revoke your proxy if you wish.

       PLEASE DO NOT SEND YOUR SHARE CERTIFICATES AT THIS TIME. IF THE MERGER IS APPROVED, YOU WILL RECEIVE WRITTEN INSTRUCTIONS ON HOW TO EXCHANGE YOUR SHARE CERTIFICATES.

                                   Sincerely,

                                   POTTERS FINANCIAL CORPORATION




                                   By: /s/ Edward L. Baumgardner
                                       -----------------------------------------
                                       Edward L. Baumgardner
                                       its President and Chief Executive Officer

                          POTTERS FINANCIAL CORPORATION
                                  519 BROADWAY
                           EAST LIVERPOOL, OHIO 43920
                                 (330) 385-0770


      NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 24, 2002

         Notice is hereby given that a Special Meeting of Shareholders of Potters Financial Corporation will be held on Thursday, January 24, 2002, at 10:00 a.m., Eastern Standard Time, at the East Liverpool High School Alumni Association Clock Tower and Museum, 216 East Fourth Street, East Liverpool, Ohio.


         The Special Meeting will be held for the following purposes, each of which is more completely described in the accompanying proxy statement:

         (1) To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of September 5, 2001, by and among United Community Financial Corp., The Home Savings and Loan Company of Youngstown, Ohio, Potters Financial Corporation and Potters Bank, and to approve the transactions contemplated by the merger agreement, including the merger. A copy of the merger agreement is attached as Annex A to the proxy statement that accompanies this notice.

         (2) To transact such other business as may properly come before the Special Meeting and any adjournment or postponement of the Special Meeting (including adjournment of the Special Meeting to allow for additional solicitation of shareholder votes in order to obtain a quorum or to obtain the required vote to adopt the merger agreement and to approve the transactions contemplated thereby, including the merger).


         Only holders of Potters Financial common shares of record as of the close of business on November 26, 2001, are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement of the Special Meeting.


         The transaction will not be completed unless the merger agreement is adopted by the affirmative vote of the holders of two thirds of the Potters Financial common shares outstanding on the record date and entitled to vote at the Special Meeting.

         Whether or not you plan to be present at the Special Meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed postage paid envelope. If you plan to attend the Special Meeting, please mark the appropriate space on the enclosed proxy card.

         THE POTTERS FINANCIAL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AT THE SPECIAL MEETING SO THAT THE CONTEMPLATED TRANSACTIONS MAY BE COMPLETED.

By order of the Board of Directors,



/s/ Anne S. Myers
------------------------
Anne S. Myers, Secretary



East Liverpool, Ohio

November 27, 2001



                             YOUR VOTE IS IMPORTANT.
   PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY. DO NOT SEND ANY
                        SHARE CERTIFICATES AT THIS TIME.

                                 PROXY STATEMENT
                             FOR SPECIAL MEETING OF
                                 SHAREHOLDERS OF
                          POTTERS FINANCIAL CORPORATION

         The Board of Directors of Potters Financial Corporation provides this proxy statement to you to solicit your vote on the adoption of the Agreement and Plan of Merger, dated September 5, 2001, by and among United Community Financial Corp., The Home Savings and Loan Company of Youngstown, Ohio, Potters Financial Corporation and Potters Bank. Pursuant to the merger agreement, the parties have agreed to merge a wholly-owned subsidiary of Home Savings with and into Potters Financial. If the merger is consummated, Potters Financial will be acquired by Home Savings in a merger in which Potters Financial will be the surviving corporation. Following the merger, Potters Financial will be liquidated into Home Savings, after which Potters Bank will be merged with and into Home Savings. If the transactions are completed, each shareholder of Potters Financial will receive $22.00 in cash for each common share of Potters Financial held by the shareholder.

         The merger cannot occur unless the holders of two thirds of the outstanding common shares of Potters Financial approve it. The Potters Financial Board of Directors has scheduled a Special Meeting of Shareholders of Potters Financial to vote on the merger as follows:


                           January 24, 2002
                           10:00 a.m., Eastern Standard Time
                           East Liverpool High School Alumni Association
                             Clock Tower and Museum
                           216 East Fourth Street
                           East Liverpool, Ohio


         This document provides you with detailed information about the proposed merger. Please see "WHERE YOU CAN FIND MORE INFORMATION" for additional information about Potters Financial and United Community on file with the Securities and Exchange Commission.


         This document and proxy card are being mailed to shareholders of Potters Financial beginning on or about December 6, 2001.


                                   ----------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS DETERMINED IF THIS DOCUMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         YOU SHOULD BE AWARE THAT THIS IS A COMPLICATED TRANSACTION. WE URGE POTTERS FINANCIAL SHAREHOLDERS TO READ AND CONSIDER CAREFULLY THIS DOCUMENT IN ITS ENTIRETY.


                 The date of this document is November 27, 2001.

                                TABLE OF CONTENTS


QUESTIONS AND ANSWERS ABOUT THE MERGER......................................1


SUMMARY.....................................................................3


POTTERS FINANCIAL CORPORATION...............................................6


UNITED COMMUNITY FINANCIAL CORP.............................................7


THE SPECIAL MEETING.........................................................8

         Introduction.......................................................8
         Matters to be Considered; Board of Directors Recommendation........8
         Record Date and Voting.............................................8
         Vote Required......................................................9
         Share Ownership of Certain Beneficial Owners and Management.......10
         Revocability of Proxies...........................................11
         Solicitation of Proxies...........................................12
         Dissenters' Rights................................................12

THE MERGER.................................................................13

         General...........................................................13
         Background and Reasons for the Merger.............................13
         Opinion of Financial Advisor......................................16
         Conduct of Business if the Merger is not Consummated..............19
         Regulatory Filings and Approvals..................................19

THE MERGER AGREEMENT.......................................................20

         Terms of the Merger...............................................20
         Exchange of Certificates..........................................20
         Representations and Warranties....................................20
         Conduct of Business Pending the Merger............................21
         Interests of Directors and Executive Officers.....................23
         Additional Agreements.............................................24
         Conditions to the Merger..........................................24
         Termination.......................................................25

MATERIAL FEDERAL INCOME TAX CONSEQUENCES...................................26


SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING..............................26


WHERE YOU CAN FIND MORE INFORMATION........................................27


ANNEX A:  AGREEMENT AND PLAN OF MERGER

ANNEX B:  FAIRNESS OPINION

ANNEX C:  DISSENTERS' RIGHTS STATUTE

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q. WHY DO POTTERS FINANCIAL AND UNITED COMMUNITY WANT TO MERGE?

A. Potters Financial believes that the consideration offered to its shareholders is fair and that United Community is a sound merger partner. United Community wants to serve its customers in Potters Financial's service areas more effectively and expand United Community's presence in those service areas.

Q. HOW WILL I BENEFIT?

A. The Potters Financial Board of Directors believes that you will benefit by receiving $22.00 in cash in exchange for each common share of Potters Financial that you own upon the consummation of the merger.

Q. IF I DO NOT FAVOR THE TRANSACTION, WHAT ARE MY RIGHTS?

A. If you are a shareholder of Potters Financial as of the record date and you do not vote in favor of the merger agreement, you will have the right under Ohio Revised Code Section 1701.85 to demand the fair cash value for your common shares of Potters Financial. The right to make this demand is generally known as "dissenters' rights." To perfect your dissenters' rights, you must deliver to Potters Financial a written demand for payment of the fair cash value of your common shares and otherwise comply strictly with all of the requirements of Ohio Revised Code Section 1701.85. You must state in your written demand the amount that, in your opinion, is the fair cash value of your common shares. Your written demand must be delivered to Potters Financial not later than ten days after the Special Meeting of Shareholders of Potters Financial.

Q: WILL I OWE ANY FEDERAL INCOME TAX AS A RESULT OF THE MERGER?

A. For federal income tax purposes, you will have a gain, in certain circumstances taxable as ordinary income, with respect to the cash payment you receive.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We plan to complete the transaction as soon as possible after the Special Meeting, assuming the required shareholder approval is obtained. The transaction is also subject to the approval of federal and state bank regulatory authorities and the satisfaction of other closing conditions. We expect the transaction to be completed in the first quarter of 2002.

Q. WHEN AND WHERE WILL THE SPECIAL MEETING TAKE PLACE?


A. The Special Meeting will be held at 10:00 a.m., Eastern Standard Time, on Thursday, January 24, 2002, at the East Liverpool High School Alumni Association Clock Tower and Museum, 216 East Fourth Street, East Liverpool, Ohio.


Q: WHAT DO I NEED TO DO NOW?

A: After carefully reading this proxy statement, indicate on your enclosed proxy card how you want your shares to be voted. Then sign, date and mail your proxy card in the enclosed return envelope as soon as possible so that your Potters Financial shares will be represented at the Special Meeting.

Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A: Many Potters Financial shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

         SHAREHOLDER OF RECORD

         If your shares are registered directly in your name with Potters Financial's transfer agent, you are considered, with respect to those shares, the shareholder of record and these proxy materials are being sent directly to you by Potters Financial. As a shareholder of record, you have the right to grant your proxy directly to Potters Financial or to vote in person at the Special Meeting. Potters Financial has enclosed a proxy card for your use.

         BENEFICIAL OWNER

         If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name and these proxy materials are being forwarded to you by your broker or nominee, who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote. Your broker or nominee has enclosed a voting instruction card for your use. If you are a Potters Financial shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to attend the Special Meeting and to vote your shares at the Special Meeting.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your Potters Financial shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You can change your vote at any time before your proxy is voted at the Special Meeting. If you are the record holder of the shares, you can do this in three ways:

         - send Potters Financial a written statement that you would like to revoke your proxy, if such written notice is received prior to the date of the Special Meeting;

         - send Potters Financial a new signed and later-dated proxy card, provided that such proxy card is received prior to the date of the Special Meeting; or

         - attend the Special Meeting and vote in person; however, your attendance alone will not revoke your proxy.

         For shares held beneficially by you, but not as record holder, you may change your vote by submitting new voting instructions to your broker or nominee.

Q: HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

A: Shares held directly in your name as the shareholder of record may be voted in person at the Special Meeting. If you choose to attend, please bring the enclosed proxy card or proof of identification.

Q. HOW WILL MY SHARES BE VOTED IF I RETURN A BLANK PROXY CARD?

A. If you are the record holder of the shares and you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger.

Q. WHAT WILL BE THE EFFECT IF I DO NOT VOTE?

A. Not voting will have the same effect as voting against the merger.

Q: SHOULD I SEND IN MY STOCK CERTIFICATE NOW?

A: No. If the merger is completed, you will receive written instructions for exchanging your share certificates.

Q. WHO CAN ANSWER MY QUESTIONS ABOUT THE MERGER OR HOW I CAN SUBMIT MY PROXY?

A. If you have more questions about the merger or how to submit your proxy, please call Edward L. Baumgardner or Anne S. Myers at (330) 385-0770 or (800) 685-0761.


                                     SUMMARY

         This summary highlights selected information from this document. It does not contain all of the information that is important to you. To understand the merger more fully and for a complete description of the legal terms of the merger, you should read carefully this entire document and the other documents to which we refer in this proxy statement, including the merger agreement attached to this proxy statement. Page references are included in this summary to direct you to a more complete description of topics discussed in this document.

         Throughout this document, the term "merger" refers to the proposed merger of a wholly-owned subsidiary of Home Savings with and into Potters Financial. If the merger is consummated, Potters Financial will be acquired by Home Savings in a merger in which Potters Financial will be the surviving corporation. Following the merger, Potters Financial will be liquidated into Home Savings, after which Potters Bank will be merged with and into Home Savings. The term "merger agreement" refers to the Agreement and Plan of Merger, dated as of September 5, 2001, by and among United Community Financial Corp., The Home Savings and Loan Company of Youngstown, Ohio, Potters Financial Corporation and Potters Bank, a copy of which is included at the back of this document as Annex A.

                                  THE COMPANIES
                                    (PAGE 6)

Potters Financial Corporation
519 Broadway
East Liverpool, Ohio 43920
(330) 385-0770

         Potters Financial is a unitary savings and loan holding company which owns all of the outstanding shares of Potters Bank. Potters Bank is an Ohio savings bank which serves the financial needs of families and local businesses in the East Liverpool, Ohio, market area, and the Beaver, Pennsylvania, market area through its four offices and its loan production office in Boardman, Ohio. At September 30, 2001, Potters Financial had total assets of $147 million, deposits of $115 million and shareholders' equity of $13.3 million.

United Community Financial Corp.
275 Federal Plaza West
Youngstown, Ohio 44503
(330) 742-0500

         United Community is a unitary savings and loan holding company which owns all of the outstanding shares of stock of Home Savings and of Butler Wick Corp., which provides securities trading services and insurance products through three subsidiaries. Home Savings is an Ohio savings association which serves the financial needs of families and local businesses in Mahoning, Trumbull, Columbiana, Hancock, Seneca, Sandusky, Erie, Huron, Richland and Ashland Counties, Ohio, through its 29 full-service banking facilities and four loan production offices. At September 30, 2001, United Community had total assets of $1.9 billion, deposits of $1.3 billion and shareholders' equity of $259 million.

                                  VOTE REQUIRED
                                    (PAGE 9)

         The affirmative vote of the holders of at least two thirds of the outstanding common shares of Potters Financial is required to adopt the merger agreement. Directors and executive officers of Potters Financial are entitled to vote 108,070 shares, or approximately 10.8%, of the outstanding common shares of Potters Financial. In connection with the execution of the merger agreement, the directors and executive officers of Potters Financial executed voting agreements. Each voting agreement provides that the director or executive officer will vote his or her shares in favor of adoption of the merger agreement.

                               DISSENTERS' RIGHTS
                                    (PAGE 12)

         If you are a shareholder of Potters Financial as of the record date and you do not vote in favor of the merger agreement, you will have the right under Ohio Revised Code Section 1701.85 to demand the fair cash value for your common shares of Potters Financial. The right to make this demand is generally known as "dissenters' rights." To perfect your dissenters' rights, you must deliver to Potters Financial a written demand for payment of the fair cash value of your common shares. You must state in your notice the amount that, in your opinion, is the fair cash value for your common shares. Your written demand must be delivered to Potters Financial not later than ten days after the Special Meeting of Shareholders of Potters Financial. For additional information on your dissenters' rights, see the section of this document after this summary entitled "THE SPECIAL MEETING - Dissenters' Rights."

                             REASONS FOR THE MERGER
                                    (PAGE 13)

         The Boards of Directors of Potters Financial and United Community have proposed the merger because each believes the merger is in the best interests of its corporation and shareholders.

                          OPINION OF FINANCIAL ADVISOR
                                    (PAGE 16)

         In deciding to approve the merger, Potters Financial's Board of Directors considered, among other things, the opinion of its financial advisor, Keefe, Bruyette & Woods, that the financial consideration to be received by Potters Financial shareholders in the merger is fair to the shareholders of Potters Financial from a financial point of view as of September 5, 2001. The written opinion of Keefe, Bruyette & Woods, affirming that opinion as of the date of this proxy statement, is attached as Annex B to this document. We encourage you to read the opinion.

                         RECOMMENDATION TO SHAREHOLDERS
                                    (PAGE 16)

         The Potters Financial Board of Directors unanimously recommends that Potters Financial shareholders vote in favor of the adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger, so that the merger may be consummated.

                                   THE MERGER
                                    (PAGE 13)

         In the merger, a wholly-owned subsidiary of Home Savings will merge with and into Potters Financial, resulting in the acquisition of all Potters Financial common shares by Home Savings. Unless you exercise your statutory dissenters' rights, you will receive $22.00 in cash for each common share of Potters Financial you own. We encourage you to read the merger agreement because it is the legal document that governs the merger.

                  INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS
                                    (PAGE 23)

         The directors and executive officers of Potters Financial have interests in the merger in addition to the interests of all other shareholders. Those interests include the following:

         - Each outstanding Potters Financial option, including those held by directors and executive officers, will be cancelled and extinguished in exchange for a payment equal to the number of shares subject to the options multiplied by the difference between $22.00 and the exercise price of the options.

         - Each award pursuant to Potters Bank's recognition and retention plan will be immediately earned upon the effective time of the merger.

         - The Potters Financial employee stock ownership plan will be terminated effective upon the effective time of the merger, and benefits will be distributed to participants, including executive officers of Potters Financial, upon receipt of a determination letter from the Internal Revenue Service.

         - Messrs. Baumgardner and Beadnell and Ms. Myers will each either execute an employment agreement with Home Savings or receive a severance payment pursuant to his or her agreement with Potters Bank. Mr. Sampson will receive a severance payment pursuant to his agreement with Potters Bank.

         - United Community will provide indemnification and insurance for the directors and executive officers of Potters Financial for four years and three years, respectively, after the effective time of the merger.

                       CONDITIONS TO COMPLETING THE MERGER
                                    (PAGE 25)

         Completion of the merger depends upon the satisfaction of a number of conditions, including, among others, the following:

         - Potters Financial's shareholders must adopt the merger agreement by a vote of two thirds of the outstanding shares; and

         - the Office of Thrift Supervision and the Division of Financial Institutions of the Department of Commerce of the State of Ohio must approve the merger.

         To the extent permitted by law, the merger agreement provides that certain of the closing conditions may be waived by the party entitled to assert them. The Potters Financial Board of Directors does not currently intend to seek shareholder approval of any waiver of any condition.

                       TERMINATION OF THE MERGER AGREEMENT
                                    (PAGE 25)

         The merger agreement may be terminated for a number of reasons, including, among others, the following:

         - by mutual agreement of the Board of Directors of United Community, Home Savings, Potters Financial and Potters Bank; or

         - by the Board of Directors of United Community or Potters Financial if the merger is not completed on or before April 1, 2002, or if any of the conditions of the merger are not satisfied.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES
                                    (PAGE 26)

         Potters Financial shareholders will recognize a gain, in certain circumstances taxable as ordinary income, with respect to the cash consideration received. No ruling has been or will be sought from the Internal Revenue Service as to the federal income tax consequences of the merger. The tax consequences of the merger to you may depend on the facts of your own situation. You should consult your own tax advisor to understand fully the tax consequences of the merger to you.

                          REQUIRED REGULATORY APPROVALS
                                    (PAGE 19)

         Consummation of the merger is subject to approval by the Office of Thrift Supervision and the Division of Financial Institutions of the Department of Commerce of the State of Ohio.


                          POTTERS FINANCIAL CORPORATION

         Potters Financial is a unitary savings and loan holding company, incorporated on August 30, 1995, under the laws of the State of Ohio. Potters Bank, a state savings bank incorporated under the laws of the State of Ohio, is Potters Financial's wholly-owned subsidiary. Potters Financial's activities have been limited primarily to holding the common shares of Potters Bank.

         As of January 3, 2000, Potters Bank converted from an Ohio savings and loan association to an Ohio savings bank. At the time of such conversion, Potters Financial elected to continue to be deemed a savings and loan holding company rather than a bank holding company. Potters Bank provides financial products and services through its three offices in and near East Liverpool, Ohio, one office in Beaver, Pennsylvania, and a loan production office in Boardman, Ohio.

         Potters Bank was incorporated in 1889 as The Potters Savings and Loan Company, but changed its name in August 1998 to Potters Bank in an effort to simplify its identity and provide a more direct description of the company. Both entities are headquartered at 519 Broadway in East Liverpool, Ohio.

         As a unitary savings and loan holding company, Potters Financial is subject to regulation, supervision and examination by the Office of Thrift Supervision. As a savings and loan association until January 3, 2000, Potters Bank was subject to regulation, supervision and examination by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation and the Division of Financial Institutions of the Department of Commerce of the State of Ohio. As a savings bank, Potters Bank is regulated, supervised and examined by the Federal Deposit Insurance Corporation and the Division of Financial Institutions of the Department of Commerce of the State of Ohio. Deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation. Potters Bank is also a member of the Federal Home Loan Bank of Cincinnati.

         Potter's Bank's primary lending products are residential and commercial real estate loans, home equity lines of credit, commercial loans and consumer loans. Substantially all loans are secured by specific collateral. Funds are also invested in securities, a portfolio of which is maintained for liquidity management purposes. Lending and investment activities are primarily funded through deposits. Primary deposit products include a variety of checking, savings and certificate of deposit accounts. At September 30, 2001, Potters Bank employed a total of 66 individuals, of which 48 were full-time employees.

         Income is derived primarily from interest and fees earned in connection with its lending and deposit activities, and its principal expenses are interest paid on deposits and borrowings and operating expenses.


         Potters Financial common shares are traded on the Nasdaq SmallCap Market under the symbol "PTRS." On September 5, 2001, the last trading day ending prior to the public announcement of the proposed merger, the Nasdaq sales price for Potters Financial common shares was $14.24. On November 26, 2001, the last reported sales price for Potters Financial common shares before the printing of this document was $21.73.

                        UNITED COMMUNITY FINANCIAL CORP.

         United Community was incorporated in the State of Ohio in February 1998 for the purpose of owning all of the outstanding capital stock of Home Savings issued upon the conversion of Home Savings from a mutual savings association to a permanent capital stock savings association. Such conversion was completed on July 8, 1998. On August 12, 1999, Butler Wick Corp. became a wholly-owned subsidiary of United Community.

         Home Savings was organized as a mutual savings association under Ohio law in 1889. As an Ohio savings association, Home Savings is subject to supervision and regulation by the Office of Thrift Supervision, the Division of Financial Institutions of the Department of Commerce of the State of Ohio and the Federal Deposit Insurance Corporation. Home Savings is a member of the Federal Home Loan Bank of Cincinnati, and the deposits of Home Savings are insured up to applicable limits by the Federal Deposit Insurance Corporation in the Savings Association Insurance Fund.

         As a savings and loan holding company, United Community is subject to regulation, supervision and examination by the Office of Thrift Supervision. In addition, Butler Wick is subject to regulation by the Securities and Exchange Commission. United Community's primary activity is holding the common stock of Home Savings and Butler Wick. Home Savings conducts business from its main office located in Youngstown, Ohio, twenty-nine full-service branches, located in Mahoning, Trumbull, Columbiana, Hancock, Seneca, Sandusky, Erie, Huron, Richland and Ashland Counties, Ohio, and four loan production offices located in Canton, Cleveland, Mentor and Stow, Ohio.

         The principal business of Home Savings is the origination of mortgage loans on one- to four-family residential real estate located in Home Savings' primary market areas of Mahoning, Trumbull, Columbiana, Hancock, Seneca, Sandusky, Erie, Huron, Richland and Ashland Counties, Ohio. Home Savings also originates loans secured by nonresidential real estate. In addition to real estate lending, Home Savings originates commercial loans and various types of consumer loans, including home equity loans, education loans, loans secured by savings accounts, motor vehicles, boats and recreational vehicles and unsecured loans. For liquidity and interest rate risk management purposes, Home Savings invests in various financial instruments. Funds for lending and other investment activities are obtained primarily from savings deposits, which are insured up to applicable limits by the Federal Deposit Insurance Corporation, principal repayments of loans and maturities of securities. Interest on loans and other investments is Home Savings' primary source of income. Home Savings' principal expense is interest paid on deposit accounts. Operating results are dependent to a significant degree on the net interest income of Home Savings, which is the difference between interest earned on loans and other investments and interest paid on deposits and borrowed funds. Like most thrift institutions, Home Savings' interest income and interest expense are significantly affected by general economic conditions and by the policies of various regulatory authorities.

         Butler Wick is an Ohio corporation and is the parent company for three wholly-owned subsidiaries: Butler Wick & Co., Inc., Butler Wick Asset Management Company and Butler Wick Trust Company. Butler Wick conducts business from its main office located in Youngstown, Ohio, eight offices located in the northeastern Ohio communities of Alliance, Cleveland, Canfield, Canton, Columbus, Kent, Warren, and Salem, Ohio, and two offices in the western Pennsylvania communities of Franklin and Sharon. Butler Wick primarily sells common and preferred stocks, but also offers an array of government, corporate and municipal bonds, unit trusts, mutual funds, IRA's, money market accounts and certificates of deposit. Butler Wick also offers a full line of life insurance and annuity products, personal and corporate financial planning, estate planning, pension programs and profit sharing programs.

                               THE SPECIAL MEETING

INTRODUCTION


         This document is being furnished to the shareholders of Potters Financial in connection with the solicitation of proxies by the Potters Financial Board of Directors for use at the Special Meeting of Shareholders of Potters Financial shareholders to be held on Thursday, January 24, 2002, at 10:00 a.m., Eastern Standard Time, at the East Liverpool High School Alumni Association Clock Tower and Museum, 216 East Fourth Street, East Liverpool, Ohio, and at any adjournments or postponements of the Special Meeting. Each copy of this document mailed to the shareholders of Potters Financial is accompanied by a proxy card furnished in connection with the solicitation of proxies by the Potters Financial Board of Directors for use at the Special Meeting.


MATTERS TO BE CONSIDERED; BOARD OF DIRECTORS RECOMMENDATION

         At the Special Meeting, Potters Financial shareholders will be asked to:


         -        vote upon the following resolution:

                  Resolved, that the Agreement and Plan of Merger, dated as of September 5, 2001, by and among United Community Financial Corp., The Home Savings and Loan Company of Youngstown, Ohio, Potters Financial Corporation and Potters Bank, a copy of which is attached to the proxy statement of Potters Financial Corporation dated November 27, 2001, and the transactions contemplated thereby, including the merger of a wholly-owned subsidiary of Home Savings with and into Potters Financial Corporation, and the cancellation of each outstanding common share of Potters Financial Corporation in exchange for the right to receive $22.00 cash, be and they hereby are, approved and adopted; and


         - vote upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof (including, without limitation, adjournment or postponement of the Special Meeting in order to allow for additional solicitation of shareholder votes in order to obtain a quorum or in order to obtain more votes in favor of the foregoing resolution).

         The Board of Directors knows of no business that will be presented for consideration at the Special Meeting other than the matters described in this document.

         The Potters Financial Board of Directors has determined that the adoption of the merger agreement is in the best interests of Potters Financial shareholders. ACCORDINGLY, THE POTTERS FINANCIAL BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER. SEE "THE MERGER - BACKGROUND AND REASONS FOR THE MERGER."

         SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST ADOPTION OF THE MERGER AGREEMENT.

RECORD DATE AND VOTING


         Only the holders of record of Potters Financial common shares as of the close of business on November 26, 2001, are entitled to notice of and to vote at the Special Meeting. At the close of business on the record date, there were 998,614 common shares of Potters Financial outstanding and entitled to vote, held by approximately 343 shareholders of record and beneficially by approximately 515 shareholders. Holders of record of Potters Financial common shares as of the close of business on the record date are entitled to one vote per share on any matter voted on at the Special Meeting.


         Directors and executive officers of Potters Financial and its affiliates (as a group) are entitled to vote 108,070 common shares of Potters Financial, or approximately 10.8%, of the outstanding votes entitled to be cast at the Special Meeting. In connection with the execution of the merger agreement, the directors and executive officers of Potters Financial executed voting agreements. Each voting agreement provides that the director or executive officer will vote his or her shares in favor of adoption of the merger agreement.

         The presence, either in person or by proxy, of the holders of a majority of the outstanding common shares of Potters Financial as of the record date is necessary to constitute a quorum at the Special Meeting. Abstentions count for the purpose of determining a quorum at the Special Meeting.

         SHAREHOLDERS SHOULD NOT FORWARD ANY SHARE CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER IS CONSUMMATED, SHARE CERTIFICATES SHOULD BE DELIVERED IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN A LETTER OF TRANSMITTAL, WHICH WILL BE SENT TO SHAREHOLDERS BY REGISTRAR AND TRANSFER COMPANY IN ITS CAPACITY AS THE EXCHANGE AGENT, PROMPTLY AFTER THE MERGER IS EFFECTIVE.

VOTE REQUIRED

         The affirmative vote of the holders of at least two thirds of the outstanding common shares of Potters Financial entitled to vote on the matters to be acted upon is required to adopt the merger agreement. THE FAILURE TO SUBMIT A PROXY CARD OR VOTE IN PERSON AT THE SPECIAL MEETING HAS THE SAME EFFECT AS A VOTE AGAINST ADOPTION OF THE MERGER AGREEMENT. ABSTENTIONS ALSO HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT. BROKERS WHO HOLD COMMON SHARES OF POTTERS FINANCIAL AS NOMINEES WILL NOT HAVE DISCRETIONARY AUTHORITY TO VOTE SHARES WITH RESPECT TO THE MERGER AGREEMENT ABSENT INSTRUCTIONS FROM THE BENEFICIAL OWNER. THEREFORE, BY NOT GIVING SUCH INSTRUCTIONS, YOU WILL IN EFFECT BE VOTING AGAINST THE MERGER.

         The proxy holders named in the enclosed proxy card will vote all common shares of Potters Financial represented by proxy cards that are properly signed and returned by shareholders in accordance with the instructions contained on the proxy card. You may specify your voting choices by marking the appropriate boxes on the proxy card. IF YOU PROPERLY SIGN AND RETURN THE PROXY CARD SENT TO YOU BY POTTERS FINANCIAL BUT DO NOT SPECIFY YOUR VOTING CHOICES, YOUR SHARES WILL BE VOTED "FOR" THE ADOPTION OF THE MERGER AGREEMENT AS RECOMMENDED BY THE BOARD OF DIRECTORS.

            The Potters Financial Board of Directors is not aware of any matters other than those set forth in the Notice of Special Meeting of Shareholders of Potters Financial that may be brought before the Special Meeting. If any other matters properly come before the Special Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in their discretion; provided, however, that no proxy with instructions to vote against the adoption of the merger agreement will be voted in favor of any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information with respect to the only persons known to Potters Financial to own beneficially more than five percent of the outstanding common shares of Potters Financial as of November 20, 2001:



             Name and Address of                  Amount and Nature of       Percent of Shares
               Beneficial Owner                   Beneficial Ownership          Outstanding
               ----------------                   --------------------          -----------
Jeffrey L. Gendell,                                    90,216 (1)                 9.03%
Tontine Financial Partners, L.P. and
Tontine Management, L.L.C.
200 Park Avenue, Suite 3900
New York, NY 10166

Wm. Gaylord Billingsley                                58,800 (2)                 5.89%
P.O. Box 2108
1110 Dairy Lane
East Liverpool, OH 43920

Towle & Co.                                            53,823 (3)                 5.39%
12855 Flushing Meadow Drive
St. Louis, MO 63131

-----------------------------

(1) As reported in a Schedule 13G filed by Mr. Gendell, consists of 57,981 shares over which Mr. Gendell has sole voting and dispositive power and 32,235 shares with respect to which Mr. Gendell has shared voting and dispositive power.

(2) Consists of 56,490 shares with respect to which Mr. Billingsley has sole voting and dispositive power and 2,310 shares owned by Mr. Billingsley's wife.

(3) Consists of 22,869 shares with respect to which Towle & Co. has sole voting and dispositive power and 30,954 shares with respect to which Towle & Co. has shared dispositive power.



         The following table sets forth certain information with respect to the number of common shares of Potters Financial beneficially owned by directors of Potters Financial and by all directors and executive officers of Potters Financial as a group as of November 20, 2001:



                                                             Amount and Nature of                Percent of
                 Name and Address (1)                      Beneficial Ownership (2)          Shares Outstanding
                 --------------------                      ------------------------          ------------------
Edward L. Baumgardner                                             32,396 (3)                       3.18%
Arthur T. Doak                                                    25,763 (4)                       2.55%
Suzanne B. Fitzgerald                                              5,101 (5)                       0.51%
William L. Miller                                                 39,593 (6)                       3.91%
Timothy M. O'Hara                                                 21,113 (6)                       2.09%
James R. Platte                                                    2,879 (7)                       0.29%
Peter D. Visnic                                                   35,029 (8)                       3.50%
All directors and executive officers of Potters
Financial Corporation as a group (10 persons)                    211,604 (9)                      19.37%

----------------------------

(footnotes on following page)

(1) Each of the persons listed in this table may be contacted at the address of Potters Financial Corporation, 519 Broadway, East Liverpool, Ohio 43920.

(2) Each person has sole voting power and sole dispositive power unless otherwise indicated. Each director's number of shares, except Mr. Baumgardner's and Mr. Platte's, includes 462 shares awarded but not yet earned under the Potters Savings and Loan Company's Recognition and Retention Plan (the "RRP"), with respect to which the director has voting power, but not dispositive power. Mr. Baumgardner's unearned RRP shares total 1,386. Mr. Platte's unearned RRP shares total 800.

(3) Includes 20,527 shares that may be acquired pursuant to options granted under The Potters Savings and Loan Company Stock Option Plan (the "Potters Plan"); 4,345 shares with respect to which Mr. Baumgardner has sole investment power as a participant in Potters Bank's 401(k) Retirement Savings Plan (the "401(k) Plan"); 2,327 shares allocated under Potters Financial Corporation's Employee Stock Ownership Plan (the "ESOP"), with respect to which Mr. Baumgardner has sole voting but not dispositive power; and 1,155 shares owned by Mr. Baumgardner's wife.

(4) Includes 13,377 shares that may be acquired pursuant to options granted under the Potters Plan; 30 shares not yet awarded under the RRP, with respect to which Mr. Doak, as co-trustee of the RRP, has shared voting power; and 9,240 shares with respect to which Mr. Doak has shared voting and dispositive power with his wife.

(5) Includes 2,992 shares that may be acquired pursuant to options granted under the Potters Plan and 30 shares not yet awarded under the RRP, with respect to which Ms. Fitzgerald, as co-trustee of the RRP, has shared voting power.

(6) Includes 13,377 shares that may be acquired pursuant to options granted under the Potters Plan.

(7) Includes 1,417 shares that may be acquired pursuant to options granted under the Potters Plan and 462 shares to which Mr. Platte has shared voting and dispositive power with his wife.

(8) Includes 2,992 shares that may be acquired pursuant to options granted under the Potters Plan.

(9) Includes 93,997 shares that may be acquired pursuant to options granted under the Potters Plan; 7,051 shares allocated to the ESOP accounts of officers, with respect to which such officers have sole voting power; and 9,537 shares held in the 401(k) Plan, with respect to which four officers have sole dispositive power as participants.


REVOCABILITY OF PROXIES

         A shareholder of record may revoke a proxy at any time prior to its exercise by:

         - delivering to Potters Financial Corporation, 519 Broadway, East Liverpool, Ohio 43920, Attention: Anne S. Myers, Secretary, a written notice of revocation prior to the Special Meeting,
         - delivering, prior to the Special Meeting, a duly executed proxy bearing a later date, or
         -        attending the Special Meeting and voting in person.

         For shares held beneficially, but not as record holder, a shareholder may change a previous vote by submitting new voting instructions to the broker or nominee.

         The presence of a shareholder at the Special Meeting will not in and of itself automatically revoke such shareholder's proxy. If shares are held of record, you can vote at the Special Meeting. A beneficial holder may not vote or revoke a proxy at the Special Meeting unless such shareholder has received a properly executed proxy from the broker or nominee.

SOLICITATION OF PROXIES

         All expenses of Potters Financial's solicitation of proxies, including the cost of mailing this document to you, will be paid by Potters Financial. Potters Financial has retained Regan & Associates, Inc., to assist in the solicitation of proxies at a cost of $4,500.

         Proxies may be solicited from shareholders by Regan & Associates and by directors, officers and employees by mail, in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for their reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and Potters Financial will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with such solicitation.

DISSENTERS' RIGHTS

         Shareholders of Potters Financial who so desire are entitled to relief as dissenting shareholders under Ohio Revised Code Section 1701.85. A shareholder of Potters Financial will be entitled to such relief, however, only if such shareholder complies strictly with all of the procedural and other requirements of Ohio Revised Code Section 1701.85. The following summary does not purport to be a complete statement of the method of compliance with Ohio Revised Code Section 1701.85 and is qualified in its entirety by reference to the copy of Ohio Revised Code Sections 1701.84 and 1701.85 attached hereto as Annex C.

         A Potters Financial shareholder who wishes to perfect the rights of a dissenting shareholder in the event the merger agreement is adopted and the merger is approved:

         (a) must have been a record holder of the Potters Financial common shares as to which such shareholder seeks relief on the record date for the Special Meeting;

         (b) must not have voted such shareholder's Potters Financial common shares in favor of adoption of the merger agreement and the approval of the merger; and

         (c) must deliver to Potters Financial, not later than ten days after the Special Meeting, a written demand for payment of the fair cash value of the shares as to which such shareholder seeks relief. Such written demand must state the name and address of the shareholder, the number of shares as to which such shareholder seeks relief and the amount claimed as the fair cash value thereof.

         A vote against the adoption of the merger agreement and the approval of the merger will not satisfy the requirements of a written demand for payment. Any written demand for payment should be mailed or delivered to: Anne S. Myers, Secretary, Potters Financial Corporation, 519 Broadway, East Liverpool, Ohio 43920. As the written demand must be delivered within the ten-day period following the appropriate Special Meeting, it is recommended, although not required, that a shareholder using the mails should use certified or registered mail, return receipt requested, to confirm that such shareholder has made a timely delivery.

         If Potters Financial sends the dissenting shareholder, at the address specified in the shareholder's demand, a request for the certificate(s) representing the shareholder's shares, the shareholder must deliver the certificate(s) to the requesting company within fifteen days of the sending of such request. Potters Financial may endorse the certificate(s) with a legend to the effect that the shareholder has demanded the fair cash value of the shares represented by the certificate(s). Failure to deliver the certificate(s) within fifteen days of the request terminates the shareholder's rights as a dissenting shareholder. Potters Financial must notify the shareholder of its election to terminate the rights of the shareholder as a dissenting shareholder within twenty days after the lapse of the fifteen-day period.

         Unless the dissenting shareholder and Potters Financial agree on the fair cash value per share of the Potters Financial common shares, either may, within three months after the service of the written demand by the shareholder, file a petition in the Court of Common Pleas of Columbiana County, Ohio. If such court finds that the shareholder is entitled to be paid the fair cash value of any shares, the court may appoint one or more appraisers to receive evidence and to recommend a decision on the amount of the fair cash value.

         Fair cash value: (i) will be determined as of the day prior to the Special Meeting, (ii) will be the amount a willing seller and a willing buyer would accept or pay with neither being under compulsion to sell or buy, (iii) will not exceed the amount specified in the shareholder's written demand, and
(iv) will exclude any appreciation or depreciation in market value resulting from the merger. The court will make a finding as to the fair cash value of a share and render judgment against Potters Financial for its payment with interest at such rate and from such date as the court considers equitable. The costs of proceedings shall be assessed or apportioned as the court considers equitable.

         The rights of any dissenting shareholder will terminate if (a) the dissenting shareholder has not complied with Ohio Revised Code Section 1701.85, unless Potters Financial by its Board of Directors, waives such failure, (b) Potters Financial abandons or is finally enjoined or prevented from carrying out, or the shareholders of Potters Financial rescind their adoption of the merger agreement, (c) the dissenting shareholder withdraws his written demand, with the consent of Potters Financial, by its Board of Directors, or (d) Potters Financial and the dissenting shareholder have not agreed upon the fair cash value of the Potters Financial common shares and neither has timely filed or joined in a petition in an appropriate court for a determination of the fair cash value of the shares. For a discussion of the tax consequences to a shareholder who exercises dissenters' rights, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES."

         Because a proxy which does not contain voting instructions will be voted for the adoption of the merger agreement, a shareholder who wishes to exercise dissenters' rights must either (i) not sign and return a proxy or, (ii) if the shareholder signs and returns a proxy, vote against or abstain from voting on the adoption of the merger agreement and the approval of the merger.

          Potters Financial shareholders who are not in favor of approving the merger but who do not wish to exercise their dissenters' rights may, in the alternative, attempt to sell their shares in the open market at the then current market price.


                                   THE MERGER

GENERAL

         If the merger is consummated, Potters Financial will be acquired indirectly by United Community through the merger of a wholly-owned subsidiary of Home Savings with and into Potters Financial. Potters Financial will be the surviving corporation of the merger. Following the merger, Potters Financial will be liquidated into Home Savings, after which Potters Bank will be merged with and into Home Savings.

BACKGROUND AND REASONS FOR THE MERGER

         In December 1993, Potters Bank converted from the mutual form to the stock form of organization. In 1995, Potters Financial was formed to serve as a savings and loan holding company for Potters Bank. In a transaction in which each share of Potters Bank was exchanged for one share of Potters Financial, Potters Bank became a wholly-owned subsidiary of Potters Financial in 1996.

         Since the consummation of the conversion, the Board of Directors of Potters Bank has monitored the financial performance of Potters Bank, not only in relation to comparable thrifts and banks, but also in view of general industry trends and developments. As part of the monitoring process, the Board of Directors of Potters Financial has met periodically with Keefe, Bruyette & Woods to discuss the position of Potters Financial in the market in relation to its peers.

         In the summer of 2000, the Board of Directors met to discuss and debate the future of Potters Financial. At such time, the directors generally wondered whether the continuation of the independence of Potters Financial would provide to shareholders a return on their investment which eventually would equal or exceed that of comparable institutions. In August of 2000, the Board of Directors invited representatives of Keefe, Bruyette & Woods to make its annual presentation on developments and trends in the industry. Keefe, Bruyette & Woods discussed with the Board of Directors the changes in the market for publicly traded thrifts in recent quarters and the difficult strategic issues facing thrift institutions generally and, in particular, smaller institutions like Potters Financial. The directors discussed at the time the impact of its opening of a new branch in Beaver, Pennsylvania, increased competition, new technology requirements, specialized human resources needs and the decreasing pool of potential acquirors as a result of consolidation in the thrift and banking industry, on its future prospects. In addition, the Board of Directors generally discussed Potters Financial's future in an increasingly competitive environment.

         Following the meeting, the directors continued to contemplate the future prospects of Potters Financial as an independent entity. In informal discussions, the individual directors wondered whether Potters Financial could continue to grow and prosper in an industry in which competition was affected not only by significant technological change, but also by the proliferation of alternative deposit products and independent mortgage lenders and by the increased consolidation of financial institutions in general. The implementation of various products and services, as well as geographic market expansion, was considered and discussed in relation to such competition, with the eventual recognition that there were many products and services Potters Financial could not offer because of the expense of implementation and that geographic market expansion was not feasible.

         As a result of such discussion, the Board of Directors became increasingly concerned about whether shareholder value could be increased if the competition could not be met. While the directors believed that the long-term goals of Potters Financial could possibly be reached, the impact on shareholder value of the expense necessary to develop competitive products and services and to expand its market geographically would be adverse.

         On February 12, 2001, the Board of Directors met to consider the strategic alternatives available to Potters Financial. Members of the Board of Directors recounted concerns by major shareholders over the market price and liquidity of the shares of Potters Financial. At the meeting, representatives of Keefe, Bruyette & Woods reviewed alternative strategic directions, including remaining independent and pursuing a possible strategic alliance with other entities. Discussions included:

         -        an analysis of the competition;

         -        the cost of geographic expansion of Potters Bank's market;

         -        the liquidity of the shares of Potters Financial;

         -        who would succeed Mr. Baumgardner;

         -        the current and projected performance of Potters Financial;

         - the need to develop substantial additional technology in order to remain competitive;

         - the potential for growth in the East Liverpool, Ohio, market area;

         - the status of the current merger market and the relative pricing thereof; and

         -        other opportunities that might be available for Potters
                  Financial.

The members of the Board of Directors discussed the foregoing factors at length.

         Each director realized that many of Potters Financial's competitors had many more resources available to develop and implement new products and services than Potters Financial. Collectively, the Board of Directors discerned that in order to remain competitive in the industry, Potters Financial would need to utilize all available resources to develop products and services similar to those of its competition and to expand its market beyond the areas of East Liverpool and Beaver. The Board of Directors also realized that if Potters Financial were to spend its resources in developing comparable products and new markets, its long-term goals would be in jeopardy.

         On February 23, 2001, the Board of Directors met again to consider a proper course of action. After a review of all of the alternatives, the directors decided to pursue the possibility of combining with another financial institution. With the assistance of Keefe, Bruyette & Woods, the directors identified eleven institutions that might have an interest in Potters Financial. Keefe, Bruyette & Woods then prepared a Confidential Memorandum containing financial and operating information about Potters Financial. On April 26, 2001, the Board of Directors met to review the Confidential Memorandum and discuss issues relating to the process of contacting potential acquirors. After such review, the directors authorized Keefe, Bruyette & Woods to contact the eleven candidates. Eight of the eleven executed confidentiality agreements, including United Community, and received the Confidential Investor Profile.

         In June 2001, three financial institutions submitted preliminary non-binding indications of interest to acquire Potters Financial. Upon receipt of the preliminary non-binding indications of interest, Keefe, Bruyette & Woods reviewed with the directors the pricing and terms of each proposal. At a meeting on June 13, 2001, the preliminary non-binding indications of interests were discussed. The first of the potential acquirors offered $18.00 in cash per common share of Potters Financial. The second of the potential acquirors proposed an exchange of Potters Financial shares for shares of the potential acquiror equal in value to approximately $17.21 for each Potters Financial share. United Community's indication proposed a range of $21.00 to $23.00 in cash per common share of Potters Financial. After a thorough analysis of each of the indications, the directors decided to permit each of the potential acquirors to perform a due diligence analysis of the books and records of Potters Financial.

         In July 2001, after due diligence was completed, final indications were submitted. The first of the potential acquirors maintained its offer of $18.00 in cash per common share of Potters Financial. The value of the proposal of the second of the potential acquirors increased to $17.56. United Community changed its proposal from a range of $21.00 to $23.00 to $22.00 in cash per common share of Potters Financial.

         On July 27, 2001, the Board of Directors of Potters Financial met with Keefe, Bruyette & Woods to review the final three indications of interest. Each offer was examined carefully. Because the cash offers were not equal, the Board of Directors decided to eliminate from consideration the lower $18.00 cash per share offer.

         The directors then studied the all stock offer of $17.56. Noting that the nominal value was approximately $4.50 less than the United Community offer, the directors focused on the fact that the exchange rate for the number of shares of the acquiror to be exchanged for each share of Potters Financial would be fixed on the date of the signing of the merger agreement. As a result, the per share value of the offer to the shareholders of Potters Financial could fluctuate up and down with the market price of the acquiror's stock between the date of such signing and the date of the closing of the merger, a period of between four and nine months. Accordingly, the directors carefully examined the historical market price of the potential acquiror, the historical fluctuations in such price, the financial performance of the acquiror during the past three years and a recently announced acquisition involving the acquiror.

         Following such examination and consideration, the directors concluded that the stability of the United Community cash price at the higher nominal value was better for shareholders than the possible volatility and market risk of the all stock offer. As a result, the directors decided to negotiate exclusively with United Community.

         Prior to the next meeting of the Board of Directors held on August 23, 2001, the merger agreement was distributed to the Board of Directors of Potters Financial for their review. At this meeting of the Board of Directors, Potters Financial's legal counsel reviewed the terms of the merger agreement and other relevant documents and the contemplated transactions. Keefe, Bruyette & Woods delivered its preliminary opinion that the merger consideration was fair, from a financial point of view, to the holders of common shares of Potters Financial. After a thorough discussion of the contemplated transactions, including a review of the due diligence findings, the Board of Directors of Potters Financial voted unanimously to approve the merger agreement and authorized execution of the merger agreement and related documents, subject to the clarification of several items. Upon clarification of such items and the signing of the merger agreement on September 5, 2001, Keefe, Bruyette & Woods delivered its written fairness opinion.

         The Board of Directors of Potters Financial believes that the terms of the merger agreement are fair and in the best interests of Potters Financial and its shareholders.

         In the course of reaching its determination to approve the merger agreement, the Board of Directors of Potters Financial considered all factors it deemed material. Such factors included:

         - the factors discussed with Keefe, Bruyette & Woods at its March 22, 2001, Board of Directors meeting;

         - the written opinion of Keefe, Bruyette & Woods that the consideration to be received by the shareholders of Potters Financial pursuant to the merger agreement was fair from a financial point of view;

         - the ability of United Community to pay the merger consideration;

         - the type of business that United Community conducts in the region, and the expanded products, services and pricing capabilities that United Community may provide to the customers of both United Community and Potters Financial;

         - the belief of the Board of Directors that Potters Financial and United Community have similar business philosophies and that they have the ability to grow as a strong, integrated, community-based institution; and

         - the likelihood of receiving the required approvals in a timely manner.

         The foregoing discussion of the information and factors considered by the Board of Directors of Potters Financial is not intended to be exhaustive, but constitutes the material factors considered by the Board of Directors. In reaching its determination to approve and recommend the merger agreement, the Board of Directors did not assign any relative or specific weights to the foregoing factors, and individual directors may have weighed factors differently. The terms of the merger agreement were the product of arm's length negotiations between representatives of Potters Financial and United Community.

         FOR THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS OF POTTERS FINANCIAL HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AS ADVISABLE AND IN THE BEST INTERESTS OF POTTERS FINANCIAL AND ITS SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS OF POTTERS FINANCIAL VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR

         Keefe, Bruyette & Woods, as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings and distributions of listed and unlisted securities. Keefe, Bruyette & Woods is familiar with the market for shares of common stock of publicly traded banks, thrifts and bank holding companies. The Board of Directors of Potters Financial selected Keefe, Bruyette & Woods on the basis of the firm's reputation and its experience and expertise in transactions similar to the merger.

         FAIRNESS OPINION AND THE UNDERLYING ANALYSES. In connection with its engagement, Keefe, Bruyette & Woods was asked to render an opinion as to the fairness, from a financial point of view, of the merger consideration to shareholders of Potters Financial. Keefe, Bruyette & Woods delivered its opinion to the Board of Directors of Potters Financial that, as of September 5, 2001, the merger consideration is fair from a financial point of view to the shareholders of Potters Financial. No limitations were imposed by the Board of Directors of Potters Financial upon Keefe, Bruyette & Woods with respect to the investigations made or procedures followed by it in rendering its opinion. Keefe, Bruyette & Woods has consented to the inclusion in this proxy statement of the summary of its opinion to the Board of Directors of Potters Financial and to the reference to the full text of the opinion attached hereto as Annex B.

         The full text of the opinion of Keefe, Bruyette & Woods includes certain assumptions made, matters considered and limitations on the review undertaken by Keefe, Bruyette & Woods, and should be read in its entirety. The summary of the opinion of Keefe, Bruyette & Woods in this proxy statement is qualified in its entirety by reference to the opinion itself.

         In rendering its opinion, Keefe, Bruyette & Woods:

         -        reviewed the merger agreement;

         - reviewed Potters Financial's Annual Reports for the years ended December 31, 1998, 1999, and 2000; Proxy Statements for the years ended December 31, 1998, 1999, and 2000; consolidated audited financial statements of Potters Financial at and for the year ended December 31, 2000; and certain other information regarding the financial position of Potters Financial that it deemed relevant;

         - reviewed United Community's Annual Report for the fiscal years ended December 31, 1998, 1999 and 2000; Proxy Statements for the years ended December 31, 1998, 1999 and 2000; United Community's unaudited financial statements for the three months ended March 31, 2001; and certain other information regarding the financial position of United Community that it deemed relevant;

         - discussed with senior management and the Boards of Directors of Potters Financial and its wholly-owned subsidiary, Potters Bank, the current position and prospective outlook for Potters Financial;

         - considered historical quotations, levels of activity and prices of recorded transactions in the common shares of Potters Financial;

         - reviewed financial and stock market data of other thrifts in a comparable asset range and asset composition as Potters Financial;

         - reviewed certain recent business combinations with thrifts as the acquired company, which Keefe, Bruyette & Woods deemed comparable in whole or in part; and

         - performed other analyses that Keefe, Bruyette & Woods considered appropriate.

         In rendering its opinion, Keefe, Bruyette & Woods assumed and relied upon the accuracy and completeness of the financial information provided to it by Potters Financial and United Community. In its review, with the consent of the Board of Directors of Potters Financial, Keefe, Bruyette & Woods did not undertake any independent verification of the assets or liabilities of Potters Financial or United Community, nor the potential or contingent liabilities of Potters Financial or United Community.

         In rendering its opinion, Keefe, Bruyette & Woods analyzed the consideration offered by United Community in relation to the following:

         - the results of the marketing efforts to solicit a potential acquiror for Potters Financial (eleven potential acquirors contacted; eight reviewed confidential information; three offered preliminary proposals; and three submitted final proposals); and

         - certain comparable merger and acquisition transactions of pending thrift deals, comparing merger consideration relative to tangible book value, last twelve months earnings, total assets, total deposits and premium to core deposits. Keefe, Bruyette & Woods analyzed this data in conjunction with the composition of Potters Financial's earnings. Pending thrift deals consist of all thrift acquisitions, announced but not yet closed, as of August 2, 2001.

         The information in the following table summarizes the comparable group results analyzed by Keefe, Bruyette & Woods with respect to the merger. The summary does not purport to be a complete description of the analysis performed by Keefe, Bruyette & Woods and should not be construed independently of the other information considered by Keefe, Bruyette & Woods in rendering its fairness opinion. Selecting portions of Keefe, Bruyette & Woods' analysis or isolating certain aspects of the comparable transactions without considering all of the analysis and factors could create an incomplete or potentially misleading view of the evaluation process.


                                                                       PRICE TO:
                                            -----------------------------------------------------------------------

                              Number of      Tangible Book    Last Twelve Months                                    Core Deposit
                            Transactions(#)    Value (%)      Earnings Per Share (X)    Deposits (%)   Assets (%)    Premium (%)
                            ------------      ----------      ----------------------    ------------   ----------   ------------
Merger Consideration of                         169.6 (a)            14.8 (b)              15.5          19.6         11.0
   $22.00
Median of Pending                 25            139.1                22.2                  16.4          22.5          6.4
   Transactions
Median of Completed               44            137.6                18.5                  16.3          23.9          7.4
   Transactions


-----------------------------

(a)      Assumes Potters Financial tangible book value of $12.97.

(b) Core last twelve months ending June 30, 2001, earnings per share of $1.49.


         Based on the above information, Keefe, Bruyette & Woods concluded that the above analysis of the merger with an implied deal price of $22.00, which represents a 54% price premium over the $14.24 closing price of common shares of Potters Financial on the day the merger was announced, is fair from a financial point of view to the shareholders of Potters Financial.

         In rendering its opinion, Keefe, Bruyette & Woods also reviewed comparable pending and completed transactions. Such comparative transactions were analyzed in the context of the following categories: (i) all comparable pending transactions involving thrifts, (ii) all comparable completed transactions involving thrifts that were completed after September 30, 2000,
(iii) all comparable pending transactions with a transaction value between $10,000,000 and $50,000,000, (iv) all comparable completed transactions with a transaction value between $10,000,000 and $50,000,000 that were completed after September 30, 2000, (v) all comparable pending transactions with target equity to assets between 5% and 9%, (vi) all comparable completed transactions with target equity to assets between 5% and 9% that were completed after September 30, 2000, (vii) all comparable pending transactions with target return on equity between 8% and 12%, (viii) all comparable completed transactions with target return on equity between 8% and 12% that were completed after September 30, 2000, (ix) all comparable pending transactions in the Midwest region and (x) all comparable completed transactions in the Midwest region that were completed after September 30, 2000.

         None of the companies used as a comparison in the above analyses is identical to Potters Financial, United Community or the combined entity. Further, no other transaction is identical to the merger. Accordingly, an analysis of the results of the foregoing is not purely mathematical; rather, such analyses involve complex considerations and judgments concerning differences in financial markets and operating characteristics of the companies and other factors that could affect the public trading volume of the companies to which Potters Financial, United Community and the combined entity are being compared.

         In preparing its analysis, Keefe, Bruyette & Woods made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Keefe, Bruyette & Woods and Potters Financial. The analyses performed by Keefe, Bruyette & Woods are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by those analyses and do not purport to be appraisals or reflect the prices at which a business may be sold.

         Keefe, Bruyette & Woods recommends that Potters Financial pursue the merger because of:

         - the financial risk of running the business as an independent entity;

         - the current level of strong earnings will be adversely impacted due to the opening of branch offices in new geographic markets;

         -        continued shareholder pressure to enhance shareholder value;
                  and

         - the lack of liquidity in the trading of Potters Financial common shares.

         Keefe, Bruyette & Woods considers the merger with United Community to be fair to the shareholders of Potters Financial because:

         - Potters Financial conducted a thorough marketing process whereby eleven potential acquirors were contacted;

         - the merger consideration is favorable compared to other transactions involving similarly situated companies;

         - there is a high probability of consummating the merger in a timely manner; and

         -        cash is the most liquid form of merger consideration.

         IN CONNECTION WITH DELIVERY OF ITS OPINION DATED AS OF THE DATE OF THIS DOCUMENT, KEEFE, BRUYETTE & WOODS PERFORMED PROCEDURES TO UPDATE, AS NECESSARY, CERTAIN OF THE ANALYSES DESCRIBED ABOVE AND REVIEWED THE ASSUMPTIONS ON WHICH SUCH ANALYSES DESCRIBED ABOVE WERE BASED AND THE FACTORS CONSIDERED IN CONNECTION THEREWITH. KEEFE, BRUYETTE & WOODS DID NOT PERFORM ANY ANALYSES IN ADDITION TO THOSE DESCRIBED ABOVE IN UPDATING THE OPINION.

         Keefe, Bruyette & Woods will receive a fee of approximately $237,000 for services rendered in connection with advising and issuing a fairness opinion regarding this matter. As of the date of the proxy statement, Keefe, Bruyette & Woods has received $90,000 of its fee, and the remainder of its fee is due upon the closing of the merger.

          KEEFE, BRUYETTE & WOODS IS A MEMBER OF ALL PRINCIPAL SECURITIES EXCHANGES IN THE UNITED STATES AND IN THE CONDUCT OF ITS BROKER-DEALER ACTIVITIES HAS FROM TIME TO TIME PURCHASED SECURITIES FROM, AND SOLD SECURITIES TO, POTTERS FINANCIAL AND/OR UNITED COMMUNITY. AS A MARKET MAKER, KEEFE, BRUYETTE & WOODS MAY ALSO HAVE PURCHASED AND SOLD THE SECURITIES OF POTTERS FINANCIAL AND UNITED COMMUNITY FOR KEEFE, BRUYETTE & WOODS' OWN ACCOUNT AND FOR THE ACCOUNTS OF ITS CUSTOMERS.

CONDUCT OF BUSINESS IF THE MERGER IS NOT CONSUMMATED

         If the merger is not consummated, Potters Financial will continue its current operations. For reasons discussed under the caption, "THE MERGER - Background and Reasons for the Merger," Potters Financial may continue to explore strategic alternatives, including a business combination or sale of Potters Financial, if the merger with United Community is not consummated.

REGULATORY FILINGS AND APPROVALS

         United Community and Potters Financial have agreed to use their reasonable best efforts to obtain all regulatory approvals required to consummate the merger, which include filing applications with the Office of Thrift Supervision and the Division of Financial Institutions of the Department of Commerce of the State of Ohio, and have completed the applicable regulatory filings prior to the date of this document. The merger cannot proceed in the absence of these regulatory approvals. There can be no assurance that these regulatory approvals will be obtained, and, if obtained, there can be no assurance as to the date of any such approvals or the absence of any litigation challenging such approvals. United Community and Potters Financial are not aware of any other material governmental approvals or actions that are required prior to the parties' consummation of the merger other than those described above.


                              THE MERGER AGREEMENT

         The description of the merger agreement set forth below is not complete. For full information, you should read the merger agreement, a copy of which is attached to this document as Annex A.

TERMS OF THE MERGER

         THE MERGER. A wholly-owned subsidiary of Home Savings will merge with and into Potters Financial in a transaction in which Potters Financial will become a wholly-owned subsidiary of Home Savings. Following the merger, Potters Financial will be liquidated into Home Savings, after which Potters Bank will be merged with and into Home Savings. The separate existences of Potters Financial and Potters Bank will cease.

         EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in the merger agreement, the parties will complete the merger by filing a Certificate of Merger with the Secretary of State of Ohio. The merger will be effective upon the filing of the Certificate of Merger or such later date as specified in the Certificate of Merger.

         CANCELLATION OF THE COMMON SHARES OF POTTERS FINANCIAL IN THE MERGER. If the merger closes after the satisfaction or waiver of all of the closing conditions, each outstanding common share of Potters Financial will be cancelled and extinguished in consideration and exchange for the right to receive $22.00 in cash from United Community.

EXCHANGE OF CERTIFICATES

         EXCHANGE AGENT. Registrar and Transfer Company will act as exchange agent for the exchange of share certificates pursuant to the merger.

         EXCHANGE PROCEDURES. No later than five business days following the effective time of the merger, United Community will cause the exchange agent to mail or make available to each record holder of common shares of Potters Financial a notice and letter of transmittal disclosing the effectiveness of the merger and the procedure for exchanging each such record holder's common shares. At the effective time of the merger, Home Savings shall make available to the exchange agent an amount of cash sufficient to make payment of the merger consideration to each record holder of common shares of Potters Financial. Potters Financial shareholders will be required to follow the instructions and surrender their certificates representing Potters Financial common shares, together with the properly executed letter of transmittal and any other required documents, to the exchange agent. Such shareholders will then be entitled to receive $22.00 in cash for each Potters Financial common share held.

         DISSENTING SHARES. Any holder of Potters Financial shares who has properly exercised dissenters' rights shall be entitled to payment for such shares pursuant to the Ohio law. If, in accordance with the Ohio law, any holder of dissenting shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the effective time of the merger, the right to receive $22.00 per share.

REPRESENTATIONS AND WARRANTIES

         In the merger agreement, each of United Community, Home Savings, Potters Financial and Potters Bank provide customary representations and warranties relating to, among other things:

         -        capital structure;
         -        organization, standing and authority;

         - corporate authority to enter into and perform the merger agreement;
         -        conflicts with other agreements;
         -        securities documents and banking regulatory reports;
         -        financial statements;
         -        material adverse changes;
         -        legal proceedings;
         - information provided to the other parties and to the Potters Financial shareholders; and
         -        share ownership.

         In the merger agreement, Potters Financial and Potters Bank also make additional representations and warranties relating to, among other things:

         -        environmental matters;
         -        tax matters;
         -        compliance with laws;
         -        employee benefit plans;
         -        material contracts;
         -        brokers and finders;
         -        insurance matters;
         -        title to real property;
         -        labor matters;
         -        allowance for loan losses;
         -        material interests of insiders;
         -        loan portfolio;
         -        investments;
         -        deposit accounts; and
         -        certain operational matters.

         In the merger agreement, United Community and Home Savings also make an additional representation and warranty that they have sufficient internal funds to perform their obligations under the merger agreement.

CONDUCT OF BUSINESS PENDING THE MERGER

         Potters Financial and Potters Bank agreed that until the merger is effective, they will conduct their business in the ordinary and usual course, consistent with past practice, and will seek to preserve intact their business organization and goodwill and keep in full force and effect all of their material rights. The merger agreement provides that Potters Financial shall not, and shall cause its subsidiaries not to, unless in some cases consistent with past practice:

         - declare, set aside, make or pay any dividend or other distribution, except for regular quarterly cash dividends not to exceed $0.12 per share;

         - issue any shares of capital stock, other than upon the exercise of stock options; purchase any Potters Financial common shares; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

         - amend their Articles of Incorporation, Code of Regulations, Bylaws or similar organizational documents;

         -        impose an encumbrance on any common share;

         -        cancel or compromise any material debt or claim;

         - increase the compensation of any directors, officers or employees;

         -        modify any employee benefit plan;

         - originate or purchase any loan in excess of certain thresholds;

         - purchase any group of loans in the secondary market in excess of $1 million;

         -        change its method of accounting;

         - make any capital expenditures in excess of $5,000 individually or $15,000 in the aggregate, except under certain circumstances;

         - file any applications or make any contract with respect to branch or site location or relocation;

         -        acquire any equity interest in any business or entity;

         - enter into any agreement granting any preferential right to purchase any of its assets or requiring the consent of any party to the transfer and assignment of any such assets;

         -        modify any of its lending or investment policies;

         - enter into any agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

         - take any action that would result in any of the representations and warranties made by Potters Financial in the merger agreement not to be true and correct in any material respect at the effective time of the merger;

         - take any action that would delay the completion of the transactions contemplated by the merger agreement; or

         - materially increase or decrease the rate of interest paid on time deposits or on certificates of deposit.

         NO SOLICITATION. The merger agreement provides that Potters Financial and Potters Bank shall not solicit or encourage inquiries or proposals with respect to furnishing any information relating to or participate in any discussions or negotiations with any person in connection with any acquisition or purchase of all or a substantial portion of the assets of or equity interests in Potters Financial or Potters Bank. The merger agreement does not, however, prohibit Potters Financial or Potters Bank from furnishing information to, or entering into discussions, negotiations or an agreement with any person who makes an unsolicited proposal for any transaction described above, if:

         - the Board of Directors, after consulting with and being advised by legal counsel, determines in good faith that such action is required to fulfill its fiduciary obligations under the law, and

         - before providing the information to or entering into discussions or negotiations with such person, Potters Financial provides written notice to United Community.

         TERMINATION FEE. Potters Financial shall pay $1,000,000 to United Community if the merger agreement is terminated under either of the following two circumstances, in each case only if Potters Financial enters into or closes a specified transaction within eighteen months after termination of the merger agreement:

                                     EITHER


         - Potters Financial enters into an agreement, or the Board of Directors of Potters Financial recommends that its shareholders adopt an agreement, with any person other than United Community for any business combination involving, for the acquisition of a twenty-five percent or greater equity interest in, or for the acquisition of a substantial portion of the assets of, Potters Financial or Potters Bank; and

         - the shareholders of Potters Financial do not adopt the merger agreement or the shareholders of Potters Financial have not met by March 25, 2002, to adopt the merger agreement;

                                       OR

         - Potters Financial or its shareholders receive a written proposal from any person other than United Community for any business combination involving the acquisition of a twenty-five percent or greater equity interest in, or for the acquisition of a substantial portion of the assets of, Potters Financial or Potters Bank, and either (A) Potters Financial shall have breached any covenant or obligation contained in the merger agreement and such breach entitles United Community to terminate the merger agreement, (B) the shareholders of Potters Financial shall not have adopted the merger agreement, a proxy statement has not been mailed to the shareholders of Potters Financial as a result of the Board of Directors' exercise of its fiduciary duties, or such shareholder meeting shall not have been held in a timely manner or shall have been postponed, delayed or enjoined prior to termination of the merger agreement except as a result of a judicial or administrative proceeding, or (C) the Board of Directors shall have (i) withdrawn or modified in a manner materially adverse to United Community its recommendation that the Potters Financial shareholders adopt the merger agreement or (ii) takes no position with respect to, or fails to recommend against acceptance of, a tender offer or exchange offer for the shares of Potters Financial; and

         - The shareholders of Potters Financial do not adopt the merger agreement, the shareholders of Potters Financial have not met by March 25, 2002, to adopt the merger agreement or Potters Financial enters into a proposal for any business combination involving, for the acquisition of a twenty-five percent or greater equity interest in, or for the acquisition of a substantial portion of the assets of, Potters Financial or Potters Bank.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS


         TREATMENT OF STOCK OPTIONS AND RECOGNITION AND RETENTION PLAN AWARDS. At the time the merger is effective, each outstanding option to purchase Potters Financial common shares will be cancelled and extinguished, and the holders of such stock options will be entitled to receive cash from United Community in the amount of the difference between (a) the product of (i) the difference between $22.00 and the exercise price per share of such stock option, multiplied by (ii) the number of common shares subject to such stock option, less (b) applicable federal and state tax withholding obligations of the holder of such stock option. As of November 20, 2001, options to purchase 104,657 shares were outstanding, of which the directors and executive officers of Potters Financial held options to purchase a total of 93,997 shares. The exercise prices range from $4.33 to $12.44, depending on when the options were awarded.


         At the effective time of the merger, each unearned award granted pursuant to the Potters Savings and Loan Company Recognition and Retention Plan will be cancelled and extinguished in consideration and exchange for (a) the right to receive a cash payment from Potters Financial equal to $22.00, multiplied by the number of awarded but unearned common shares of Potters Financial awarded pursuant to the recognition and retention plan, plus (b) any accrued but undistributed dividend income associated with such shares, less (c) applicable federal and state tax withholding obligations of each participant. As of September 30, 2001, there were 7,038 unearned shares of Potters Financial awarded pursuant to the recognition and retention plan, all of which were awarded to the directors and executive officers of Potters Financial.

         Each holder of a stock option or an award under the recognition and retention plan will be required to execute an agreement in order to receive payment for the option or award.

         EMPLOYMENT AND SEVERANCE AGREEMENTS. United Community has agreed to honor all obligations under the agreements that Potters Bank has with its executive officers. United Community has agreed to offer employment to Edward L. Baumgardner, Anne S. Myers, Stephen A. Beadnell and Patrice Burkle as officers of

Home Savings and to enter into an employment agreement with each of Messrs. Baumgardner and Beadnell and Ms. Myers. Messrs. Baumgardner and Beadnell and Ms. Myers will each either execute an employment agreement with Home Savings or receive a severance payment pursuant to his or her agreement with Potters Bank. Mr. Sampson will receive a severance payment pursuant to his agreement with Potters Bank.

         DIRECTOR AND OFFICER INSURANCE AND INDEMNIFICATION. United Community will provide to the former directors and executive officers of Potters Financial and Potters Bank director and officer liability insurance for three years after consummation of the merger and indemnification for four years after consummation of the merger. Such insurance and indemnification will be comparable to that in effect for such persons prior to the merger.

         EMPLOYEE STOCK OWNERSHIP PLAN AND 401(k) PLAN. Potters Financial will take all steps necessary to terminate its employee stock ownership plan and 401(k) plan at the effective time of the merger. All participants in both plans, including executive officers, will become fully vested in their plan accounts at the effective time of the merger. Shares of Potters Financial held in the employee stock ownership plan will be exchanged for $22.00 per share. Any cash held in the employee stock ownership plan and not yet allocated to the accounts of participants at the time of the plan termination shall be allocated to the accounts of participants as soon as possible after the termination of the plan and the receipt of a determination letter from the Internal Revenue Service.

ADDITIONAL AGREEMENTS

         EMPLOYEE BENEFITS. The employees of Potters Financial and Potters Bank who remain employed by United Community or Home Savings will be eligible to participate in United Community's employee stock ownership plan and employee benefit plans. All employees of Potters Bank as of the date of the merger agreement who are actively employed at the effective time of the merger shall, upon satisfactory review of employment files and subject to Home Savings employee standards of performance, continue as employees of Home Savings. Any employee of Potters Bank who does not have an employment or severance agreement and who is terminated by Home Savings at the effective time of the merger or within one year thereafter after having been employed by Potters Bank for at least one year shall be entitled to a severance payment equal to two weeks' salary for each year such person was employed by Potters Bank, subject to a maximum of twenty-six weeks' salary.

         EXPENSES. The parties agree that if the merger agreement is terminated as a result of a willful breach by Potters Financial or Potters Bank, then such breaching parties shall give written notice to and pay all reasonable expenses (not to exceed $500,000) of United Community and Home Savings. Conversely, the parties agree that if the merger agreement is terminated as a result of a willful breach by United Community or Home Savings, then such breaching parties shall give written notice to and pay all reasonable expenses (not to exceed $500,000) of Potters Financial and Potters Bank.

CONDITIONS TO THE MERGER

         CONDITIONS TO OBLIGATIONS OF UNITED COMMUNITY, HOME SAVINGS, POTTERS FINANCIAL AND POTTERS BANK. The obligations of all parties to effect the merger are subject to the satisfaction or waiver of the following conditions, among others:

         - the merger agreement must be validly adopted by the requisite vote of the shareholders of Potters Financial;

         - all necessary approvals, consents, authorizations, exemptions or waivers (including any required by any federal or state governmental body or agency) must be obtained and all waiting periods required by law must have expired;

         - none of the parties shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted by any governmental authority which prohibits, restricts or makes illegal completion of the merger; and

         - no proceeding initiated by any governmental entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction preventing the completion of the merger shall be pending.

         CONDITIONS TO OBLIGATIONS OF UNITED COMMUNITY AND HOME SAVINGS. The obligations of United Community to effect the merger are subject to the satisfaction or waiver of the following conditions:

         - the representations and warranties made by Potters Financial and Potters Bank in the merger agreement are true and correct in all material respects at the time of the closing;

         - Potters Financial and Potters Bank shall have complied in all material respects with their obligations under the merger agreement;

         - Potters Financial and Potters Bank shall have delivered to United Community all certificates of officers of Potters Financial and Potters Bank that they are obligated to deliver pursuant to the merger agreement;

         - the holders of no more than 10% of the outstanding common shares of Potters Financial shall have properly exercised their dissenters' rights;

         - Potters Financial shall have provided United Community with an accounting of all merger related expenses incurred by it through the closing of the merger; and

         - Potters Financial shall have delivered to United Community all option cancellation agreements and restricted stock cancellation agreements required by the merger agreement.

         CONDITIONS TO OBLIGATIONS OF POTTERS FINANCIAL AND POTTERS BANK. The obligations of Potters Financial and Potters Bank to effect the merger shall be subject to the satisfaction (or waiver) of the following conditions:

         - the representations and warranties made by United Community and Home Savings in the merger agreement are true and correct in all material respects at the time of the closing;

         - United Community and Home Savings shall have complied in all material respects with their obligations under the merger agreement;

         - United Community, Home Savings and a wholly-owned subsidiary of Home Savings shall have delivered to Potters Financial and Potters Bank all certificates of their officers that they are obligated to deliver pursuant to the merger agreement; and

         - Potters Financial shall have received the written opinion of Keefe, Bruyette & Woods, dated as of a date reasonably proximate to the date of this document, to the effect that $22.00 per common share is fair to the shareholders of Potters Financial from a financial point of view.

TERMINATION

         The merger agreement may be terminated:

         - by mutual agreement of the Boards of Directors of United Community, Potters Financial, Home Savings and Potters Bank;

         - by United Community if Potters Financial has breached any representation, warranty or covenant contained in the merger agreement, unless such breach has been cured within thirty days after written notice of such breach;

         - by Potters Financial if United Community has breached any representation, warranty or covenant contained in the merger agreement, unless such breach has been cured within thirty days after written notice of such breach;

         - by Potters Financial or United Community if all approvals are not received by all necessary governmental entities or if a court prohibits the completion of the merger;

         - by Potters Financial or United Community if the shareholders of Potters Financial do not approve the merger agreement;

         - by Potters Financial or United Community if the merger has not been completed by April 1, 2002;

         - by United Community if the Special Meeting of the shareholders of Potters Financial has not been held by March 25, 2002; or

         - by Potters Financial if Potters Financial enters into an agreement for the acquisition of Potters Financial or Potters Bank with a person other than United Community because the Board of Directors of Potters Financial believes the directors have a fiduciary duty to do so.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of material federal income tax consequences of the merger to Potters Financial shareholders. It is assumed for purposes of this discussion that the common shares are held as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code. The tax consequences to each shareholder will depend in part upon such shareholder's particular situation. Generally, shareholders will recognize a gain, if any, up to the amount of cash received, depending upon such shareholder's basis in the Potters Financial common shares that such shareholder owns. Similarly, if a shareholder is a dissenting shareholder who receives cash in payment for such dissenting shareholder's common shares, such shareholder will recognize a gain, if any, up to the amount of cash such dissenting shareholder receives, based upon such dissenting shareholder's basis in the Potters Financial common shares that such dissenting shareholder owns.

         Special tax consequences not described in this document may be applicable to particular classes of taxpayers, such as financial institutions, insurance companies, tax-exempt organizations, broker-dealers, traders in securities that elect to mark to market, persons that hold common shares as part of a straddle or conversion transaction, persons who are not citizens or residents of the United States and shareholders who acquired their common shares through the exercise of an employee stock option or otherwise as compensation. The following disclosure is for general information only and is based upon the Internal Revenue Code, its legislative history, existing and proposed regulations thereunder, published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service on the United States federal income tax consequences of the merger. Tax consequences under state, local and foreign laws are not addressed in this document. All shareholders should consult with their own tax advisors as to the particular tax consequences of the merger, including the applicability and effect of the alternative minimum tax and any state, local or foreign income and other tax laws and of changes in such tax laws.


                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         In accordance with the Securities Exchange Act of 1934, as amended, proposals of shareholders intended to be included in the proxy statement for the 2002 Annual Meeting of Shareholders of Potters Financial were required to be received by Potters Financial by November 23, 2001. In addition, if a shareholder intends to present a proposal at the 2002 Annual Meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by February 7, 2002, then the proxies designated by the Board of Directors of Potters Financial for the 2002 Annual Meeting may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting. Because management of Potters Financial expects the merger to close by March 31, 2002, no preparations are currently being made for a 2002 Annual Meeting of Shareholders of Potters Financial. If an Annual Meeting of Shareholders of Potters Financial should become necessary and such Meeting is to be held later than May 27, 2002, a new date by which proposals of shareholders are to be received will be announced.

         Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal, the number of shares of Potters Financial owned and the date such shares were acquired by the shareholder. If the proponent is not a shareholder of record, proof of beneficial ownership also should be submitted. The proponent should also state such proponent's intention to appear in person at the Annual Meeting to present the proposal. The proxy rules of the Securities and Exchange Commission govern the content and form of shareholder proposals. All proposals must be a proper subject for action at the Annual Meeting.

         It is important that proxies be returned promptly. Whether or not you expect to attend the Special Meeting of Shareholders of Potters Financial in person, you are urged to fill in, sign and return the proxy in the enclosed self-addressed envelope.


                       WHERE YOU CAN FIND MORE INFORMATION

         Potters Financial and United Community each file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any reports, statements or other information that Potters Financial and United Community file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. (The address of the public reference room in Washington, D.C. is 450 Fifth Street, N.W., Washington, D.C. 20549). Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Potters Financial's and United Community's public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information regarding Potters Financial and United Community also may be inspected at the offices of the Nasdaq Stock Market, 9801 Washingtonian Boulevard, Gaithersburg, Maryland 20878.


         If you would like to request any documents from Potters Financial, please do so in writing or by telephone by January 16, 2002, to receive them before the Potters Financial Special Meeting at the following address and telephone number:


         Potters Financial Corporation
         519 Broadway
         East Liverpool, Ohio 43920
         (330) 385-0770
         (800) 685-0761


         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING OF SHAREHOLDERS OF POTTERS FINANCIAL. POTTERS FINANCIAL AND UNITED COMMUNITY HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS DOCUMENT. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS DOCUMENT, AND THE MAILING OF THIS DOCUMENT TO SHAREHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

                                     ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                        UNITED COMMUNITY FINANCIAL CORP.
                                       AND
              THE HOME SAVINGS AND LOAN COMPANY OF YOUNGSTOWN, OHIO

                                       AND

                          POTTERS FINANCIAL CORPORATION
                                       AND
                                  POTTERS BANK

                          dated as of September 5, 2001

                          AGREEMENT AND PLAN OF MERGER
                                TABLE OF CONTENTS


ARTICLE I         DEFINITIONS................................................1

ARTICLE II        THE MERGER.................................................5

         2.1      The Corporate Merger and Subsequent Events.................5
         2.2      Effective Time; Closing....................................5
         2.3      Treatment of Capital Stock.................................5
         2.4      Shareholder Rights; Stock Transfers........................6
         2.5      Options and Restricted Stock...............................6
         2.6      Exchange Procedures........................................6
         2.7      Dissenting Shares..........................................7
         2.8      Additional Actions.........................................7

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF SELLER...................8

         3.1         Capital Structure.......................................8
         3.2         Organization, Standing and Authority of Seller..........8
         3.3         Ownership of Seller Subsidiaries........................8
         3.4         Organization, Standing and Authority of Seller
                       Subsidiaries..........................................8
         3.5         Authorized and Effective Agreement......................9
         3.6         Securities Documents and Regulatory Reports............10
         3.7         Financial Statements...................................10
         3.8         Material Adverse Change................................10
         3.9         Environmental Matters..................................11
         3.10        Tax Matters............................................11
         3.11        Legal Proceedings......................................12
         3.12        Compliance with Laws...................................12
         3.13        Certain Information....................................12
         3.14        Employee Benefit Plans.................................12
         3.15        Certain Contracts......................................13
         3.16        Brokers and Finders....................................14
         3.17        Insurance..............................................14
         3.18        Properties.............................................14
         3.19        Labor..................................................14
         3.20        Allowance for Loan Losses..............................15
         3.21        Material Interests of Certain Persons..................15
         3.22        Fairness Opinion.......................................15
         3.23        Loan Portfolio.........................................15
         3.24        Investment Portfolio...................................15
         3.25        Interest Rate Risk Management Instruments..............15
         3.26        Interim Events.........................................15
         3.27        Derivatives............................................16
         3.28        Deposit Accounts.......................................16
         3.29        Disclosures............................................16
         3.30        Stock Ownership........................................16

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF BUYER...................16

         4.1         Organization, Standing and Authority of Buyer..........16
         4.2         Ownership of Buyer Subsidiaries........................16
         4.3         Organization, Standing and Authority of Buyer
                       Subsidiaries.........................................17
         4.4         Authorized and Effective Agreement.....................17
         4.5         Securities Documents and Regulatory Reports............18

         4.6         Financial Statements...................................18
         4.7         Material Adverse Change................................18
         4.8         Legal Proceedings......................................18
         4.9         Certain Information....................................19
         4.10        Financial Resources....................................19
         4.11        Disclosures............................................19
         4.12        Stock Ownership........................................19

ARTICLE V         COVENANTS.................................................19

         5.1         Reasonable Best Efforts................................19
         5.2         Shareholder Meeting....................................19
         5.3         Regulatory Matters.....................................20
         5.4         Investigation and Confidentiality......................20
         5.5         Press Releases.........................................21
         5.6         Business of the Parties................................21
         5.7         Certain Actions........................................24
         5.8         Current Information....................................24
         5.9         Indemnification; Insurance.............................24
         5.10        Transaction Expenses of Seller.........................24
         5.11        Employees and Employee Benefit Plans...................25
         5.12        Liquidation............................................27
         5.13        Bank Merger............................................27
         5.14        Organization of Merger Sub.............................27
         5.15        Conforming Entries.....................................27
         5.16        Integration of Policies................................28
         5.17        Disclosure Supplements.................................28
         5.18        Voting Agreement.......................................28
         5.19        Liquidation Account....................................28
         5.20        Failure to Fulfill Conditions..........................28

ARTICLE VI        CONDITIONS PRECEDENT......................................28

         6.1         Conditions Precedent - Buyer and Seller................28
         6.2         Conditions Precedent - Seller..........................29
         6.3         Conditions Precedent - Buyer...........................29

ARTICLE VII       TERMINATION, WAIVER AND AMENDMENT.........................30

         7.1         Termination............................................30
         7.2         Effect of Termination..................................31
         7.3         Survival of Representations, Warranties
                       and Covenants........................................32
         7.4         Waiver.................................................32
         7.5         Amendment or Supplement................................32

ARTICLE VII       MISCELLANEOUS.............................................32

         8.1         Entire Agreement.......................................32
         8.2         No Assignment..........................................33
         8.3         Notices................................................33
         8.4         Alternative Structure..................................33
         8.5         Interpretation.........................................34
         8.6         Counterparts...........................................34
         8.7         Severability...........................................34
         8.8         Standard of Materiality................................34
         8.9         Governing Law..........................................34

EXHIBITS

Exhibit A            Plan of Corporate Merger: Between Seller and Merger Sub
Exhibit B            Plan of Liquidation
Exhibit 2.5(a)       Option Cancellation Agreement
Exhibit 2.5(b)       Restricted Stock Cancellation Agreement
Exhibit 5.19         Voting Agreement

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

         WHEREAS, the Boards of Directors of Buyer and Buyer Bank and Seller and Seller Bank (all terms as defined in Article I hereof) have determined to consummate certain business combination transactions subject to the terms and conditions set forth herein; and

         WHEREAS, Merger Sub will be organized as soon as practicable after the execution of this Agreement and shall thereafter become a party hereto;

         NOW, THEREFORE, in consideration of such inducements and of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         The following terms shall have the meanings ascribed to them for all purposes of this Agreement:

         "Agreement" shall mean this Agreement and Plan of Merger, dated as of September 5, 2001, between Buyer, Buyer Bank, Seller and Seller Bank.

         "Bank Merger" shall mean the contemplated merger of Seller Bank into Buyer Bank, with Buyer Bank surviving.

         "Buyer" shall mean United Community Financial Corp., an Ohio corporation.

         "Buyer Bank" shall mean The Home Savings and Loan Company of Youngstown, Ohio, an Ohio-chartered stock savings and loan association and wholly owned subsidiary of Buyer.

         "Buyer Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Buyer as of December 31, 2000 and 1999 and the consolidated income statements and statements of changes in equity and cash flows (including related notes and schedules, if any) of Buyer for each of the two years ended December 31, 2000 and 1999, as filed by Buyer in its Securities Documents, and (ii) the consolidated balance sheets (including related notes and schedules, if any) of Buyer and the consolidated income statements and statements of changes in equity and cash flows (including related notes and schedules, if any) of Buyer included in Securities Documents filed by Buyer with respect to the periods ended subsequent to December 31, 2000.

         "Buyer Subsidiary" shall mean any corporation, savings institution, partnership, joint venture or other organization that is a Subsidiary of Buyer and, unless otherwise noted herein, shall include Buyer Bank.

         "Certificate" shall mean any certificate that, prior to the Effective Time, represented shares of Seller Common Stock.

         "Certificate of Merger" shall mean the certificate of merger to be filed with the Ohio Secretary of State with respect to the Corporate Merger.

         "Closing" shall mean the closing of the Corporate Merger at a time and place mutually determined by Buyer and Seller following the satisfaction or waiver of all conditions to the Corporate Merger.

         "Closing Date" shall mean the date on which the Closing occurs.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Corporate Merger" shall mean the merger of Merger Sub into Seller, with Seller surviving.

         "CRA" shall mean the Community Reinvestment Act.

         "Dissenting Shares" shall mean any shares of Seller Common Stock whose holder seeks relief as a dissenting shareholder under Section 1701.85 of the OGCL.

         "Division" shall mean the Division of Financial Institutions of the Department of Commerce of the State of Ohio.

         "DOJ" shall mean the United States Department of Justice.

         "Effective Time" shall mean the time of the filing of the Certificate of Merger, or such later time as may be specified in the Certificate of Merger.

         "Environmental Claim" shall mean any written notice from any Governmental Entity or third party alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

         "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environment Concern. The term Environmental Law includes (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss. 9601, ET SEQ; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901, ET SEQ; the Clean Air Act, as amended, 42 U.S.C. ss. 7401, ET SEQ; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251, ET SEQ; the Toxic Substances Control Act, as amended, 15 U.S.C. ss. 9601, ET SEQ; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss. 1101, ET SEQ; the Safe Drinking Water Act, 42 U.S.C. ss. 300f, ET SEQ; and all comparable state and local laws, and (ii) any common law (including common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" shall mean an exchange agent designated by Buyer, who shall be reasonably acceptable to Seller.

         "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

         "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

         "FHLB" shall mean the Federal Home Loan Bank of Cincinnati.

         "GAAP" shall mean generally accepted accounting principles.

         "Governmental Entity" shall mean any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

         "HOLA" shall mean the Home Owners' Loan Act, as amended.

         "Include" shall mean "include without limitation."

         "Insider Loans" shall mean loans from Seller or any Seller Subsidiary to any executive officer or director of Seller, any Seller Subsidiary or any associate or related interest of any such person.

         "IRS" shall mean the Internal Revenue Service or any successor thereto.

         "Liquidation" shall mean the liquidation of Seller into Buyer Bank pursuant to the Plan of Liquidation.

         "Material Adverse Effect" shall mean, with respect to any Party, any effect that is material and adverse to the financial condition, results of operations or business of that Party and its Subsidiaries taken as whole; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings industries, (b) changes in GAAP that are generally applicable to the banking or savings industries, (c) expenses incurred in connection with the transactions contemplated hereby, (d) actions or omissions of a Party (or any of its Subsidiaries) taken with the prior informed written consent of the other Party or Parties in contemplation of the transactions contemplated hereby, or (e) changes attributable to or resulting from changes in general economic conditions, including changes in the prevailing level of interest rates.

         "Materials of Environmental Concern" shall mean pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

         "Merger" shall mean the Corporate Merger, the Liquidation and the Bank Merger.

         "Merger Sub" shall mean an Ohio corporation to be organized as a subsidiary of Buyer Bank.

         "Merger Sub Common Stock" shall mean the common stock of Merger Sub.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "OTS" shall mean the Office of Thrift Supervision.

         "OGCL" shall mean the State of Ohio General Corporation Law, as amended.

         "Optionee" shall mean a person who holds a Seller Option.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Parties" shall mean Buyer, Seller, Buyer Bank, Seller Bank, and Merger Sub.

         "Per Share Merger Consideration" shall mean $22.00 in cash without interest for each share of Seller Common Stock.

         "Plan of Corporate Merger" shall mean the form of Plan of Merger by and between Seller and Merger Sub attached as Exhibit A to this Agreement.

         "Plan of Liquidation" shall mean the Plan of Liquidation, attached as Exhibit B, whereby, following the completion of the Plan of Corporate Merger, Seller shall be liquidated into Buyer Bank.

         "Previously Disclosed" shall mean disclosed in a disclosure schedule delivered on or prior to the date hereof by the disclosing Party to the other Party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein.

         "Proxy Statement" shall mean the proxy statement to be delivered to shareholders of Seller in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby.

         "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

         "SAIF" shall mean the Savings Association Insurance Fund administered by the FDIC or any successor thereto.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

         "Securities Laws" shall mean the Securities Act; the Exchange Act; and the rules and regulations of the SEC promulgated thereunder.

         "Seller" shall mean Potters Financial Corporation, an Ohio corporation.

         "Seller Bank" shall mean Potters Bank, an Ohio-chartered state savings bank and wholly owned subsidiary of Seller.

         "Seller Common Stock" shall mean the common stock of Seller, no par value.

         "Seller Defined Benefit Plan" shall mean any Seller Employee Plan constituting an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA.

         "Seller Employee Plans" shall mean all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of Seller, or any Seller Subsidiary, whether written or oral.

         "Seller ESOP" shall mean the employee stock ownership plan of Seller, as in effect as of the date hereof.

         "Seller Financial Statements" shall mean (i) the consolidated statements of financial condition (including related notes and schedules, if any) of Seller as of December 31, 2000 and 1999 and the consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) of Seller for each of the three years ended December 31, 2000, 1999 and 1998 as filed by Seller in its Securities Documents, and (ii) the consolidated statements of financial condition of Seller (including related notes and schedules, if any) and the consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) of Seller included in the Securities Documents filed by Seller with respect to the periods ended subsequent to December 31, 2000.

         "Seller 401(k) Plan" shall mean the defined contribution plan of Seller.

         "Seller Options" shall mean options to purchase shares of Seller Common Stock issued pursuant to Seller's Stock Option Plans.

         "Seller RRP Stock" shall mean Seller Common Stock awarded pursuant to Seller's Recognition and Retention Plan.

         "Seller Subsidiary" shall mean any corporation, savings institution, partnership, joint venture or other organization that is a Subsidiary of Seller and, unless otherwise noted herein, shall include Seller Bank.

         "Seller's Recognition and Retention Plan" shall mean Seller Bank's Recognition and Retention Plan and Trust Agreement.

         "Seller's Stock Option Plans" shall mean Seller's 1994 Stock Option Plan and Seller's 1998 Stock Option and Incentive Plan.

         "Subsidiary" and "Significant Subsidiary" shall have the meanings set forth in Rule 1-02 of Regulation S-X of the SEC.

         "Surviving Corporation" shall mean Seller after the Corporate Merger.

         "Surviving Corporation Common Stock" shall mean the shares of common stock of the Surviving Corporation.

         "Takeover Proposal" shall have the meaning set forth in Section 7.2 hereof.

         "Termination Event" shall have the meaning set forth in Section 7.2 hereof.


                                   ARTICLE II
                                   THE MERGER

2.1      THE CORPORATE MERGER AND SUBSEQUENT EVENTS

         (a) Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged into Seller in accordance with the provisions of Section 1701.78 of the OGCL and the Plan of Corporate Merger, attached hereto as Exhibit A, and the separate corporate existence of Merger Sub shall cease. Seller shall be the Surviving Corporation of the Corporate Merger, and shall continue its corporate existence under the laws of the State of Ohio. The name of the Surviving Corporation shall be as stated in the Articles of Incorporation of Seller immediately prior to the Effective Time. Immediately following the Corporate Merger, Buyer shall cause the Liquidation and the Bank Merger to be completed.

         (b) The Articles of Incorporation and Code of Regulations of Seller as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Code of Regulations of the Surviving Corporation.

         (c) The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

2.2      EFFECTIVE TIME; CLOSING

         The Corporate Merger shall become effective at the Effective Time. The Certificate of Merger shall be filed on the date of the Closing or on such date following the Closing as is mutually agreed upon by the Parties.

2.3      TREATMENT OF CAPITAL STOCK

         Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Corporate Merger and without any action on the part of any shareholder:

         (a) each outstanding share of Merger Sub Common Stock shall automatically convert into a share of Surviving Corporation Common Stock;

         (b) each share of Buyer's common stock shall continue unchanged as the same share of Buyer's common stock; and

         (c) each share of Seller Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall, as a result of the Corporate Merger and without any action of any kind by any person or entity, be cancelled and extinguished in consideration and exchange for the right to receive from Buyer the Per Share Merger Consideration; provided, however, that each share of Seller Common Stock which is owned beneficially or of record by Seller (including treasury shares) or Buyer or any of their respective Subsidiaries (other than shares held in a fiduciary capacity for the benefit of third parties or as a result of debts previously contracted) shall be cancelled and extinguished without consideration or conversion, including all unawarded shares of Seller Common Stock held under Seller's Recognition and Retention Plan.

2.4      SHAREHOLDER RIGHTS; STOCK TRANSFERS

         At the Effective Time, holders of Seller Common Stock shall cease to be, and shall have no rights as, shareholders of Seller, other than to receive the Per Share Merger Consideration for each share of Seller Common Stock held. After the Effective Time, there shall be no transfers on the stock transfer books of Seller or the Surviving Corporation of shares of Seller Common Stock and if Certificates are presented for transfer after the Effective Time, they shall be delivered to Buyer, Buyer Bank or the Exchange Agent for cancellation against delivery of the Per Share Merger Consideration. No interest shall be paid on the Per Share Merger Consideration.

2.5      OPTIONS AND RESTRICTED STOCK

         At the Effective Time, each of the Seller Options shall be cancelled and extinguished in consideration and exchange for the right to receive a cash payment from Seller equal to the difference between (a) the product of (i) the difference between the Per Share Merger Consideration and the exercise price per share of such Seller Option, multiplied by (ii) the number of shares of Seller Common Stock subject to the Seller Option, less (b) applicable federal and state tax withholding obligations of the Optionee ("Cash-out"). Such Cash-out shall be paid as of the Effective Time by Seller to the Optionee following receipt by Seller of a cancellation agreement ("Option Cancellation Agreement"), acceptable to Buyer in form, delivered by the Optionee to Seller. At the Effective Time, each awarded but unearned share of Seller RRP Stock under Seller's Recognition and Retention Plan shall be cancelled and extinguished in consideration and exchange for (a) the right to receive a cash payment from Seller equal to the Per Share Merger Consideration, multiplied by the number of awarded but unearned shares of Seller RRP Stock, plus (b) any accrued, but undistributed dividend income associated with such RRP Stock, less (c) applicable federal and state tax withholding obligations of each participant under the Seller's Recognition and Retention Plan ("RRP Cash-out"). Such RRP Cash-out shall be paid as of the Effective Time by Seller to the participant following receipt by Seller of a cancellation agreement ("Restricted Stock Cancellation Agreement"), acceptable to Buyer in form, delivered by the participant to Seller.

2.6      EXCHANGE PROCEDURES

         (a) No later than five business days following the Effective Time, Buyer or Buyer Bank shall cause the Exchange Agent to mail or make available to each holder of record of any Certificate a notice and letter of transmittal disclosing the effectiveness of the Corporate Merger and the procedure for exchanging Certificates for the Per Share Merger Consideration. Such letter of transmittal shall specify that delivery shall be effected and risk of loss and title shall pass only upon proper delivery of Certificates to the Exchange Agent.

         (b) At the Effective Time, Buyer Bank shall make available to the Exchange Agent an amount of cash sufficient to make payment of the Per Share Merger Consideration for each outstanding share of Seller Common Stock.

         (c) Each holder of any outstanding Certificate (other than holders of Dissenting Shares) who surrenders such Certificate to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to receive from Buyer, Buyer Bank or the Exchange Agent the Per Share Merger Consideration for each share represented by such Certificate. The Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange in accordance with normal exchange practices. Each outstanding Certificate which is not surrendered to the Exchange Agent shall, except as otherwise herein provided, evidence ownership of only the right to receive the Per Share Merger Consideration for each share represented by such Certificate.

         (d) The Exchange Agent shall not be obligated to deliver the Per Share Merger Consideration until the holder surrenders a Certificate as provided in this Section 2.6, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the Exchange Agent. If any check is to be issued in a name other than that in which the Certificate is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a check in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (e) Any portion of the cash delivered to the Exchange Agent by Buyer Bank pursuant to Section 2.6(b) that remains unclaimed by the shareholders of Seller for one year after the Closing Date shall be delivered by the Exchange Agent to Buyer Bank. Any shareholders of Seller that have not theretofore complied with Section 2.6(c) shall thereafter look only to Buyer Bank for the Per Share Merger Consideration. If outstanding Certificates are not surrendered or the payment for them is not claimed prior to the date on which such payment would otherwise escheat to or become the property of any Governmental Entity, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Buyer Bank (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any Party to this Agreement shall be liable to any holder of Seller Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Buyer and the Exchange Agent shall be entitled to rely upon the stock transfer books of Seller to establish the identity of those persons entitled to receive the Per Share Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of Seller Common Stock represented by any Certificate, Buyer Bank and the Exchange Agent shall be entitled to deposit any Per Share Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

         (f) Buyer Bank shall be entitled to deduct and withhold from consideration otherwise payable pursuant to this Agreement to any holder of Certificates, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Buyer Bank, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made.

2.7      DISSENTING SHARES

         (a) Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of the OGCL; provided, however, that if, in accordance with the OGCL, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Merger Consideration. Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the OGCL.

         (b) Seller shall give Buyer or Buyer Bank (i) prompt notice of any written objections to the Corporate Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to the OGCL received by Seller and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under the OGCL. Seller shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Buyer or Buyer Bank, settle or offer to settle any such demands.

2.8      ADDITIONAL ACTIONS

         If, at any time after the Effective Time, Buyer or Buyer Bank shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Buyer or Buyer Bank their respective right, title or interest in, to or under any of the rights, properties or assets of Seller or Seller Bank acquired or to be acquired by Buyer or Buyer Bank as a result of, or in connection with, the Corporate Merger, or (ii) otherwise carry out the purposes of this Agreement, Seller or Seller Bank and their respective proper officers and directors shall be deemed to have granted to Buyer or Buyer Bank an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in Buyer or

Buyer Bank and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of Buyer and Buyer Bank are fully authorized in the name of Seller or Seller Bank or otherwise to take any and all such action.


                                   ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLER BANK

         Seller, and Seller Bank where appropriate, represent and warrant to Buyer that the following statements are true and accurate in all material respects, except as Previously Disclosed:

3.1      CAPITAL STRUCTURE

         The authorized capital stock of Seller consists of 2,000,000 shares of Seller Common Stock. There are no other shares of stock of Seller authorized. As of the date hereof, 1,116,528 shares of Seller Common Stock were issued, including 118,439 shares held in the treasury of the Seller; 998,089 shares of Seller Common Stock were issued and outstanding, including 30 unawarded shares of Seller Common Stock held in Seller's Recognition and Retention Plan and 7,238 awarded and unearned shares of Seller RRP Stock; and 105,182 shares of Seller Common Stock were reserved for issuance upon exercise of Seller Options. All outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Seller Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except for (i) Seller Options to acquire not more than 105,182 shares of Seller Common Stock as of the date hereof, a schedule of which has been Previously Disclosed, and (ii) 7,238 awarded and unearned shares of Seller RRP Stock as of the date hereof, a schedule of which has been Previously Disclosed, there are no Rights authorized, issued or outstanding with respect to the capital stock of Seller as of the date hereof.

3.2      ORGANIZATION, STANDING AND AUTHORITY OF SELLER

         Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. Seller is a savings and loan holding company under the HOLA and subject to regulation and supervision by the OTS and the Division. Seller has heretofore delivered or made available to Buyer true and complete copies of the Articles of Incorporation and Code of Regulations of Seller as in effect as of the date hereof.

3.3      OWNERSHIP OF SELLER SUBSIDIARIES

         Seller has Previously Disclosed the name, jurisdiction of incorporation and percentage ownership of each direct or indirect Seller Subsidiary, and Seller Bank is its only Significant Subsidiary. Except for (x) capital stock of Seller Subsidiaries, (y) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and (z) securities and other interests which are Previously Disclosed, Seller does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization, other than investment securities representing not more than 5% of any entity. The outstanding shares of capital stock or other ownership interests of each Seller Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by Seller, free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of Seller Subsidiaries, and there are no agreements, understandings or commitments relating to the right of Seller to vote or to dispose of such capital stock or other ownership interests.

3.4      ORGANIZATION, STANDING AND AUTHORITY OF SELLER SUBSIDIARIES

         (a) Seller Bank is a savings bank duly organized, validly existing and in good standing under the laws of the State of Ohio, with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and Seller Bank is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. The deposit accounts of Seller Bank are insured by the SAIF to the maximum extent permitted by the FDIA and Seller Bank has paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder. Seller has heretofore delivered or made available to Buyer true and complete copies of the Articles of Incorporation, as amended and restated, and Constitution of Seller Bank as in effect as of the date hereof.

         (b) Each of the other Seller Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and each such Seller Subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except to the extent that failure to be licensed or qualified would not have a Material Adverse Effect.

3.5      AUTHORIZED AND EFFECTIVE AGREEMENT

         (a) Seller has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of Seller's shareholders of this Agreement) to perform all of its respective obligations hereunder. The execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been approved by the Boards of Directors of Seller and Seller Bank and duly authorized and approved by all necessary corporate action in respect thereof on the part of Seller and Seller Bank, except for the approval of this Agreement by Seller's shareholders and Seller as the sole shareholder of Seller Bank. This Agreement has been duly and validly executed and delivered by Seller and Seller Bank and, assuming due authorization, execution and delivery by Buyer and Buyer Bank, constitutes a legal, valid and binding obligation of Seller and Seller Bank, enforceable against Seller and Seller Bank in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. ss. 1818(b) or by the appointment of a conservator by the FDIC.

         (b) Neither the execution and delivery of this Agreement nor completion of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Articles of Incorporation or Code of Regulations of Seller or the equivalent documents of any Seller Subsidiary, (ii) except as Previously Disclosed, violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Seller or any Seller Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or any Seller Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violates any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any Seller Subsidiary.

         (c) To the best knowledge of Seller, except for (i) the filing of applications and notices with and the approvals of the OTS, the Division and the FDIC, (ii) the filing and clearance of the Proxy Statement relating to the meeting of shareholders of Seller to be held pursuant to Section 5.2 hereof with the SEC, (iii) the adoption of this Agreement and the approval of the Corporate Merger and Bank Merger by the requisite vote of the shareholders of Seller and Seller Bank, respectively, (iv) the filing of the Certificate of Merger with the Secretary of State of Ohio in connection with the Corporate Merger, (v) the filing of a certificate of dissolution with the Secretary of State of Ohio in connection with the Liquidation; (vi) the filing of a certificate of merger with the Division and the Secretary of State of Ohio in connection with the Bank Merger, and (vii) review of the Merger by the DOJ under federal antitrust laws, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Seller or Seller Bank in connection with (x) the execution and delivery by Seller of this Agreement, or (y) the completion of the Merger.

         (d) Except as Previously Disclosed, as of the date hereof, neither Seller nor Seller Bank is aware of any reasons relating to Seller or Seller Bank (including CRA and Truth in Lending compliance) why all consents and approvals shall not be procured from all Governmental Entities having jurisdiction over the Corporate Merger as shall be necessary for the completion of the Corporate Merger and the continuation by Buyer after the Effective Time of the business of each of Seller and Seller Bank, respectively, as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which could materially impair the value of Seller or Seller Bank to Buyer.

3.6      SECURITIES DOCUMENTS AND REGULATORY REPORTS

         (a) Since January 1, 1998, Seller has timely filed with the SEC and the NASD all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) Since January 1, 1998, each of Seller and Seller Bank has duly filed with the OTS, the Division, the FDIC and any other applicable federal or state banking authority, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of Seller and Seller Bank by the OTS, the FDIC and the Division, neither Seller nor Seller Bank was required to correct or change any action, procedure or proceeding which Seller or Seller Bank believes has not been corrected or changed as required.

3.7      FINANCIAL STATEMENTS

         (a) Seller has previously delivered or made available to Buyer accurate and complete copies of the Seller Financial Statements, which are accompanied by the audit reports of Crowe, Chizek and Company LLP, independent certified public accountants with respect to Seller. The Seller Financial Statements, as well as the Seller Financial Statements to be delivered pursuant to Section 5.8 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of Seller as of the respective dates set forth therein, and the consolidated income, changes in shareholders' equity and cash flows of Seller for the respective periods or as of the respective dates set forth therein.

         (b) Each of the Seller Financial Statements referred to in Section 3.7(a) has been or will be, as the case may be, prepared in accordance with GAAP consistently applied during the periods involved, except as stated therein. The audits of Seller have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of Seller and the Seller Subsidiaries are being maintained in compliance with applicable legal and accounting requirements, and such books and records accurately reflect all dealings and transactions in respect of the business, assets, liabilities and affairs of Seller and its Subsidiaries, in all cases only as required by GAAP.

         (c) Except and to the extent (i) reflected, disclosed or provided for in the Seller Financial Statements, (ii) of liabilities incurred since the date of such statements in the ordinary course of business and (iii) of liabilities incurred in connection with completion of the transactions contemplated by this Agreement, neither Seller nor any Seller Subsidiary has any liabilities, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against Seller or its Subsidiaries giving rise to any such liability), in any case, only if required in accordance with GAAP to be reflected in an audited consolidated balance sheet of Seller.

3.8      MATERIAL ADVERSE CHANGE

         Since December 31, 2000 or as Previously Disclosed, (i) Seller and its Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this

Agreement and the transactions contemplated hereby) and (ii) no events have occurred or circumstances arisen that, in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on Seller.

3.9      ENVIRONMENTAL MATTERS

         (a) Seller and its Subsidiaries are in compliance with all Environmental Laws. Neither Seller nor any Seller Subsidiary has received any communication alleging that Seller or any Seller Subsidiary is not in such compliance and, to the best knowledge of Seller, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

         (b) None of the properties owned, leased or operated by Seller or a Seller Subsidiary has been or is in violation of or liable under any Environmental Law.

         (c) Except as Previously Disclosed, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against Seller or a Seller Subsidiary or against any person or entity whose liability for any Environmental Claim Seller or a Seller Subsidiary has or may have retained or assumed either contractually or by operation of law.

         (d) Except in the ordinary course of its loan underwriting activities, and except as Previously Disclosed, Seller has not conducted any environmental studies or real estate tests during the past five years with respect to any properties owned by it or by a Seller Subsidiary as of the date hereof.

3.10     TAX MATTERS

         (a) Except as Previously Disclosed, Seller and its Subsidiaries have timely filed (or obtained valid and unexpired extensions to file) all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all material taxes for any subsequent periods ending on or prior to the Effective Time. Neither Seller nor any Seller Subsidiary will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

         (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by Seller and its Subsidiaries are complete and accurate in all material respects. Neither Seller nor any Seller Subsidiary is delinquent in the payment of any tax, assessment or governmental charge or has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof, except as Previously Disclosed. The federal, state and local income tax returns of Seller and its Subsidiaries have been audited by the applicable tax authorities for all periods ended through December 31, 1996 (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Seller or any Subsidiary as a result of such audits or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to Seller or any Seller Subsidiary to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, Seller is under examination by the IRS for its 1999 consolidated federal income tax return. As of this date of this Agreement, no adjustments to Seller's taxable income have been proposed.

         (c) Neither Seller nor any Seller Subsidiary (i) is a party to any agreement providing for the allocation or sharing of taxes other than the agreement between Seller and Seller Bank Previously Disclosed, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Seller or any Seller Subsidiary (nor does Seller have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

3.11     LEGAL PROCEEDINGS

         Except as Previously Disclosed, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of Seller, that are threatened (or unasserted but considered by Seller probable of assertion) against Seller or any of its Subsidiaries or against any asset, interest or right of Seller or any of its Subsidiaries, or, to the knowledge of Seller, against any officer, director or employee of any of them. Neither Seller nor any Seller Subsidiary is a party to any order, judgment or decree that would have a Material Adverse Effect.

3.12     COMPLIANCE WITH LAWS

         (a) Each of Seller and the Seller Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently being conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, except as Previously Disclosed, will not be adversely affected by virtue of the completion of the Merger; and, to the best knowledge of Seller, no suspension or cancellation of any of the same is threatened.

         (b) Except as Previously Disclosed, neither Seller nor any Seller Subsidiary is in violation of its respective Articles of Incorporation, Constitution, Code of Regulations or Bylaws; or is in violation of any applicable federal, state or local law or ordinance or any order, rule or regulation of any Governmental Entity (including all regulatory capital requirements, truth-in-lending, usury, fair credit reporting, consumer protection, securities, municipal securities, safety, health, environmental, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any Governmental Entity; and neither Seller nor any Seller Subsidiary has received any notice or communication from any Governmental Entity asserting that Seller or any Seller Subsidiary is in violation of any of the foregoing. Neither Seller nor any Seller Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to savings banks or holding companies thereof issued by Governmental Entities), and neither of them has received any written communication requesting that it enter into any of the foregoing.

3.13     CERTAIN INFORMATION

         None of the information relating to Seller and its Subsidiaries supplied or to be supplied by them in the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of Seller and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of an earlier date.

3.14     EMPLOYEE BENEFIT PLANS

         (a) Seller has Previously Disclosed all Seller Employee Plans and has heretofore delivered or made available to Buyer accurate and complete copies of each (including amendments and agreements relating thereto) together with, in the case of tax-qualified plans, (i) the most recent actuarial and financial reports prepared with respect thereto, (ii) the most recent annual reports filed with any Governmental Entity with respect thereto, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain thereto.

         (b) Neither Seller nor any Seller Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

         (c) A favorable determination letter has been issued by the IRS with respect to each Seller Employee Plan, including Seller ESOP, which is intended to qualify under Section 401 of the Code, to the effect that such Seller Employee Plan, including Seller ESOP, is qualified under Section 401 of the Code, and the trust associated with such Seller Employee Plan, including Seller ESOP, is tax exempt under
Section 501 of the Code. No such letter has been revoked or, to the best of Seller's knowledge, is threatened to be revoked, and Seller does not know of any ground on which such revocation may be based. Neither Seller nor any Seller Subsidiary has any liability under any such Seller Employee Plan, including Seller ESOP, that is not reflected in the Seller Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

         (d) No transaction prohibited by Section 406 of ERISA (and not exempt under Section 408 of ERISA or Section 4975 of the Code or pursuant to a class or administrative exemption granted under those sections) has occurred with respect to any Seller Employee Plan which would result in the imposition, directly or indirectly, of an excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on Seller.

         (e) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Seller Employee Plan or ERISA; except as disclosed in the Seller Financial Statements, no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Seller Defined Benefit Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Seller Defined Benefit Plan.

         (f) The Seller Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations. All contributions required to be made to Seller Employee Plans at the date hereof have been made, and all contributions required to be made to Seller Employee Plans as of the Effective Time will have been made as of such date.

         (g) There are no pending or, to the best knowledge of Seller, threatened claims (other than routine claims for benefits) by, on behalf of or against any of Seller Employee Plans or any trust related thereto or any fiduciary thereof.

         (h) Neither Seller nor any Seller Subsidiary has made any payments, or is or has been a party to any agreement or any Seller Employee Plan, that under any circumstances could obligate it or its successor to make payments or deemed payments, that (i) are not or will not be deductible because of Sections 162(m) or 280G of the Code or (ii) require Buyer or any Buyer Subsidiary to record any charge or expense therefor (or any tax gross-up payments) for financial reporting purposes on a post-acquisition basis.

         (i) Except as Previously Disclosed, there are no Seller Options that are outstanding as of the date of executing this Agreement or the Effective Time.

3.15     CERTAIN CONTRACTS

         (a) Except as Previously Disclosed, neither Seller nor any Seller Subsidiary is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including any agreement, indenture or other instrument, relating to the borrowing of money by Seller or a Seller Subsidiary (other than in the case of Seller Bank deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by Seller or a Seller Subsidiary of any obligation, other than by Seller Bank in the ordinary course of its banking business, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of Seller or a Seller Subsidiary, (iii) any agreement, arrangement or understanding (other than as set forth in this Agreement) pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of Seller or a Seller Subsidiary upon execution of this Agreement or upon or following completion of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events); (iv) any agreement, arrangement or understanding pursuant to which Seller or a Seller Subsidiary is obligated to indemnify any director, officer, employee or agent of Seller or a Seller Subsidiary, other than as set forth in Seller Employee Plans and in the Articles of Incorporation, Code of Regulations, Bylaws or other governing documents of Seller and its Subsidiaries; (v) any agreement, arrangement or understanding to which Seller or a Seller Subsidiary is a party or by which any of the same is bound which limits the freedom of Seller or a Seller Subsidiary to compete in any line of business or with any person;
(vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the OTS, the FDIC, the Division, or any other regulatory agency (other than those of general applicability to savings associations or holding companies thereof issued by Governmental Entities); or
(vii) any agreement, arrangement or understanding which would be required to be filed as an exhibit to Seller's Annual Report on Form 10-KSB under the Exchange Act and which has not been so filed.

         (b) Neither Seller nor any Seller Subsidiary is in default or in non-compliance under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

3.16     BROKERS AND FINDERS

         Except for the agreement with Keefe, Bruyette & Woods, Inc. ("KBW"), neither Seller nor any Seller Subsidiary nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

3.17     INSURANCE

         Each of Seller and its Subsidiaries is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations.

3.18     PROPERTIES

         Except as Previously Disclosed, all real and material personal property owned by Seller or its Subsidiaries or presently used by any of them in its respective business is in good condition (ordinary wear and tear excepted) and is sufficient to carry on the business of Seller and its Subsidiaries in the ordinary course of business consistent with their past practices. Seller has good (and, as to real property, marketable) title, free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of its real and personal properties, except (i) liens for current taxes not yet due or payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are de minimis in character, amount or extent, as are set forth in title insurance policies or in attorney's opinions of title or as are of record and
(iv) as reflected in the Seller Financial Statements. All real and personal property which is material to Seller's business on a consolidated basis and leased or licensed by Seller or a Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and, except as Previously Disclosed, such leases will not terminate or lapse prior to the Effective Time. To the best knowledge of Seller, all improved real property owned by Seller or its Subsidiaries is in compliance with all applicable zoning laws.

3.19     LABOR

         No work stoppage involving Seller or a Seller Subsidiary is pending or, to the best knowledge of Seller, threatened. Neither Seller nor a Seller Subsidiary is involved in or, to the best knowledge of Seller, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of Seller or a Subsidiary. Employees of Seller and Seller Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and, to the best of Seller's knowledge, there have been no efforts to unionize or organize any employees of Seller or any Seller Subsidiaries during the past five years.

3.20     ALLOWANCE FOR LOAN LOSSES

         The allowance for loan losses reflected on Seller's consolidated statement of financial condition included in the Seller Financial Statements is, and will be in the case of subsequently delivered Seller Financial Statements, in the opinion of Seller's management, adequate in all material respects as of their respective dates under the requirements of GAAP to provide for reasonably anticipated losses on outstanding loans, net of recoveries. The real estate owned reflected in the Seller Financial Statements is, and will be in the case of subsequently delivered Seller Financial Statements, carried at the lower of cost or fair value, less estimated costs to sell, as required by GAAP.

3.21     MATERIAL INTERESTS OF CERTAIN PERSONS

         (a) Except as Previously Disclosed, no officer or director of Seller, any Seller Subsidiary or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) or related interest of any such person has any material interest in any material contract or property (real or personal, tangible or intangible), used in, or pertaining to, the business of Seller or any Subsidiary of Seller.

         (b) Except as Previously Disclosed, there are no Insider Loans as of the date hereof.

3.22     FAIRNESS OPINION

         Seller has received an opinion of KBW to the effect that, as of the date hereof, the Per Share Merger Consideration to be received by shareholders of Seller pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

3.23     LOAN PORTFOLIO

         (i) All loans and discounts shown on the Seller Financial Statements or which were entered into after the date of the most recent balance sheet included in the Seller Financial Statements were and shall be made for good, valuable and adequate consideration in the ordinary course of the business of Seller and its Subsidiaries, in accordance with sound banking practices, and are not subject to any known defenses, set-offs or counter-claims, including any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, solvency or similar laws or by general principles of equity, (ii) the notes or other evidence of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are valid, true and genuine and what they purport to be, and (iii) except as Previously Disclosed, Seller and its Subsidiaries have complied and shall prior to the Effective Time comply with all laws and regulations relating to such loans.

3.24     INVESTMENT PORTFOLIO

         All investment securities held by Seller or the Seller Subsidiaries, as reflected in the consolidated balance sheets of Seller included in the Seller Financial Statements, are carried in accordance with GAAP, specifically including but not limited to, Statement of Financial Accounting Standards 115.

3.25     INTEREST RATE RISK MANAGEMENT INSTRUMENTS

         Seller does not have any interest rate swaps, caps, floors, option agreements (other than Seller Options) or other interest rate risk management arrangements or agreements.

3.26     INTERIM EVENTS

         Since December 31, 2000, except as Previously Disclosed, neither Seller nor its Subsidiaries have paid or declared any dividend or made any other distribution to shareholders or taken any action which if taken after the date hereof would require the prior written consent of Buyer pursuant to Section 5.6 hereof.

3.27     DERIVATIVES

         Except as Previously Disclosed, neither Seller nor Seller Bank is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheets in the Financial Statements, which is a financial derivative contract (including various combinations thereof), except for options and forwards entered into in the ordinary course of its mortgage lending business consistent with past practice and current policy.

3.28     DEPOSIT ACCOUNTS

         The deposit accounts of Seller Bank are insured by the FDIC to the maximum extent permitted by federal law, and Seller Bank has paid all premiums and assessments and filed all reports required to have been paid or filed under all rules and regulations applicable to the FDIC.

3.29     DISCLOSURES

         None of the representations and warranties of Seller or any of the written information or documents furnished or to be furnished by Seller to Buyer in connection with or pursuant to this Agreement or the completion of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

3.30     STOCK OWNERSHIP

         Except as Previously Disclosed, neither Seller nor any of its "affiliates" or "associates," as the terms "affiliates" and "associates" are defined in ss. 1704.01(C)(1) of the Ohio Revised Code, are "beneficial owners," as the term "beneficial owners" is defined in ss. 1704.01(C)(4) of the Ohio Revised Code, of any of the outstanding shares of Buyer.


                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER BANK

         Buyer and Buyer Bank, where appropriate, represent and warrant to Seller that the following statements are true and accurate in all material respects, except as Previously Disclosed:

4.1      ORGANIZATION, STANDING AND AUTHORITY OF BUYER

         Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and Buyer is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. Buyer is a savings and loan holding company under the HOLA and subject to the regulation and supervision of the OTS and the Division. Buyer has heretofore delivered to Seller true and complete copies of the Articles of Incorporation and Code of Regulations of Buyer as in effect as of the date hereof.

4.2      OWNERSHIP OF BUYER SUBSIDIARIES

         Buyer has Previously Disclosed the name, jurisdiction of incorporation and percentage ownership of each direct or indirect Buyer Subsidiary and identified Buyer Bank as its only Significant Subsidiary. The outstanding shares of capital stock or other ownership interests of each Buyer Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are directly owned by Buyer free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of Buyer Subsidiaries and there are no agreements, understandings or commitments relating to the right of Buyer to vote or to dispose of such capital stock or other ownership interests.

4.3      ORGANIZATION, STANDING AND AUTHORITY OF BUYER SUBSIDIARIES

         Each of the Buyer Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and each of the Buyer Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. Buyer Bank is a state savings and loan association duly organized, validly existing and in good standing under the laws of the State of Ohio. The deposit accounts of Buyer Bank are insured by the FDIC to the maximum extent permitted by the FDIA and Buyer Bank has paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder. Buyer has heretofore delivered to Seller true and complete copies of the Articles of Incorporation and Code of Regulations of Buyer Bank as in effect as of the date hereof.

4.4      AUTHORIZED AND EFFECTIVE AGREEMENT

         (a) Buyer has all requisite power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals) to perform all of its respective obligations hereunder. The execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been approved by the Boards of Directors of Buyer and Buyer Bank and duly authorized and approved by all necessary corporate action in respect thereof on the part of Buyer and Buyer Bank. This Agreement has been duly and validly executed and delivered by Buyer and Buyer Bank and, assuming due authorization, execution and delivery by Seller and Seller Bank, constitutes a legal, valid and binding obligation of Buyer and Buyer Bank, enforceable against Buyer and Buyer Bank in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (b) Neither the execution and delivery of this Agreement nor completion of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Articles of Incorporation or Code of Regulations of Buyer or the equivalent documents of any Buyer Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Buyer or any Buyer Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or any Buyer Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental approvals, violates any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any Buyer Subsidiary.

         (c) To the best knowledge of Buyer, except for (i) the filing of applications and notices with and the approvals of the OTS and the Division,
(ii) the filing of the Certificate of Merger with the Secretary of State of Ohio in connection with the Corporate Merger, (iii) the filing of a certificate of dissolution with the Secretary of State of Ohio in connection with the Liquidation, (iv) the filing of a certificate of merger with the Division and the Secretary of State of Ohio in connection with the Bank Merger, and (v) review of the Merger by the DOJ under federal antitrust laws, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Buyer, Merger Sub or Buyer Bank in connection with (x) the execution and delivery by Buyer of this Agreement, and the completion of the transactions contemplated hereby, or (y) the Merger.

         (d) As of the date hereof, neither Buyer nor Buyer Bank is aware of any reasons relating to Buyer or Buyer Bank (including CRA compliance) why all consents and approvals shall not be procured from all Governmental Entities having jurisdiction over the Merger as shall be necessary for completion of the Merger and continuation by Buyer after the Effective Time of the business of each of Seller and Seller Bank, respectively, as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which could impair the value of Seller or Seller Bank to Buyer.

4.5      SECURITIES DOCUMENTS AND REGULATORY REPORTS

         (a) Since February 1998, Buyer has timely filed with the SEC and the NASD all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) Each of Buyer and Buyer Bank has since January 1, 1998, duly filed with the OTS and the Division and any other applicable federal or state banking authority, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of Buyer and Buyer Bank by the OTS and the Division, neither Buyer nor Buyer Bank was required to correct or change any action, procedure or proceeding which Buyer or Buyer Bank believes has not been corrected or changed as required.

4.6      FINANCIAL STATEMENTS

         (a) Buyer has previously delivered or made available to Seller accurate and complete copies of the Buyer Financial Statements, which are accompanied by the audit reports of Deloitte & Touche, LLP, independent certified public accountants with respect to Buyer. The Buyer Financial Statements, as well as the Buyer Financial Statements to be delivered pursuant to Section 5.8 hereof, fairly present and will fairly present, as the case may be, the consolidated financial condition of Buyer as of the respective dates set forth therein, and the consolidated income, changes in equity and cash flows of Buyer for the respective periods or as of the respective dates set forth therein.

         (b) Each of the Buyer Financial Statements referred to in Section 4.4(a) has been or will be, as the case may be, prepared in accordance with GAAP consistently applied during the periods involved, except as stated therein. The audits of Buyer have been conducted in accordance with generally accepted auditing standards. The books and records of Buyer and the Buyer Subsidiaries are being maintained in compliance with applicable legal and accounting requirements, and all such books and records accurately reflect all dealings and transactions in respect of the business, assets, liabilities and affairs of Buyer and its Subsidiaries.

         (c) Except to the extent (i) reflected, disclosed or provided for in the Buyer Financial Statements, (ii) of liabilities since incurred in the ordinary course of business and (iii) of liabilities incurred in connection with completion of the transaction contemplated by this Agreement, neither Buyer nor any Buyer Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise.

4.7      MATERIAL ADVERSE CHANGE

         Since December 31, 2000, (i) Buyer and its Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Buyer.

4.8      LEGAL PROCEEDINGS

         There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of Buyer, that are unasserted or threatened (or unasserted but considered by Buyer probable of assertion) against Buyer or any of its Subsidiaries or against any asset, interest or right of Buyer or any of its Subsidiaries, or against any officer, director or employee of any of them. Neither Buyer nor any Buyer Subsidiary is a party to any order, judgment or decree that would have a Material Adverse Effect.

4.9      CERTAIN INFORMATION

         None of the information relating to Buyer and its Subsidiaries supplied or to be supplied by them for inclusion in the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of Seller and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of an earlier date.

4.10     FINANCIAL RESOURCES

         Buyer and Buyer Bank have the financial wherewithal and have, or will have prior to the Effective Time, sufficient internal funds to perform their respective obligations under this Agreement. Buyer and Buyer Bank are, and will be immediately following the Merger, in material compliance with all applicable capital, debt and financial and non-financial regulations of state and federal banking agencies having jurisdiction over them.

4.11     DISCLOSURES

         None of the representations and warranties of Buyer or any of the written information or documents furnished or to be furnished by Buyer to Seller in connection with or pursuant to this Agreement or the completion of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

4.12     STOCK OWNERSHIP

         Except as Previously Disclosed, neither Buyer nor any of its "affiliates" or "associates," as the terms "affiliates" and "associates" are defined in ss. 1704.01(C)(1) of the Ohio Revised Code, are "beneficial owners," as the term "beneficial owners" is defined in ss. 1704.01(C)(4) of the Ohio Revised Code, of any of the outstanding shares of Seller.


                                    ARTICLE V
                                    COVENANTS

5.1      REASONABLE BEST EFFORTS

         Subject to the terms and conditions of this Agreement, each of Seller and Seller Bank and Buyer and Buyer Bank (i) shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit and otherwise enable completion of the Corporate Merger as promptly as reasonably practicable, and (ii) shall cooperate fully with each other to that end.

5.2      SHAREHOLDER MEETING

         Seller shall take all action reasonably necessary to prepare and file the Proxy Statement on or before November 5, 2001 and to properly call and convene a meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby. Subject to the receipt of an updated fairness opinion from KBW as of a date reasonably proximate to the date of the Proxy Statement to the effect that the Per Share Merger Consideration is fair to shareholders of Seller from a financial point of view as of such date, the Board of Directors of Seller will recommend that the shareholders of Seller approve this Agreement and the transactions contemplated hereby; provided, however, that the Board of Directors of Seller may elect not to make such recommendation, or to withdraw, modify or change any such recommendation, if such Board of Directors, after having consulted with and considered the advice of outside counsel, determines that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

5.3      REGULATORY MATTERS

         (a) The Parties shall promptly cooperate with each other in the preparation and filing of the Proxy Statement relating to the meeting of shareholders of Seller to be held pursuant to Section 5.2 of this Agreement. Both Buyer and Seller shall use their reasonable best efforts to have the Proxy Statement approved for mailing in definitive form as promptly as practicable and thereafter Seller shall promptly mail to its shareholders the Proxy Statement.

         (b) The Parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file on or before November 5, 2001, all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement. Buyer and Seller shall have the right to review in advance and, to the extent practicable, each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made with or written materials submitted to any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Parties hereto shall act reasonably and as promptly as practicable. The Parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. The Parties hereto agree that they will use their reasonable best efforts to cause the Closing Date to occur by December 31, 2001.

         (c) Buyer and Seller shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors and officers, the shareholders of Seller and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Buyer, Buyer Bank, Merger Sub, Seller or Seller Bank to any Governmental Entity in connection with the transactions contemplated hereby.

         (d) Buyer and Seller shall promptly furnish each other with copies of written communications received by Buyer or Seller, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

5.4      INVESTIGATION AND CONFIDENTIALITY

         (a) Seller shall permit Buyer and its representatives reasonable access to its properties and personnel, and shall disclose and make available to Buyer, upon Buyer's reasonable request, all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of Seller and Seller Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof), except the minutes related to the process leading to this Agreement or the transactions contemplated hereby, and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which Buyer may have a reasonable interest; provided, however, that such access and any such reasonable request shall be reasonably related to the transactions contemplated hereby and, in the reasonable opinion of Seller providing such access, not unduly interfere with normal operations, violate any law or constitute a waiver of the attorney-client privilege. Seller and its Subsidiaries shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Buyer and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with normal operations. Representatives of Buyer or Buyer Bank shall be given notice of and shall be entitled to attend meetings of the Boards of Directors of Seller and Seller Bank after the date hereof, provided, that the Chairman of such meetings shall be entitled to exclude such representatives of Buyer or Buyer Bank from discussions at such meetings, if the Board of Directors determines, consistent with the exercise of its fiduciary duties, that it is in the best interests of Seller and its shareholders to exclude such representatives.

         (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until completion of the transactions contemplated hereby and, if such transactions shall not occur, the party receiving the information shall either destroy or return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall not apply to (i) any information which (x) the party receiving the information can establish was already in its possession prior to the disclosure thereof by the party furnishing the information; (y) was then generally known to the public; or (z) became known to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten business days prior notice thereof.

5.5      PRESS RELEASES

         Each of the Parties agrees it will not issue any press release related to this Agreement or the Merger without first consulting with the other as to the form and substance of public disclosures which may relate to the Merger; provided, however, that nothing contained herein shall prohibit any of the Parties, following notification to the other Parties, from making any disclosure which is required by law or regulation.

5.6      BUSINESS OF THE PARTIES

          (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Buyer, Seller and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. During such period, Seller also will use all reasonable efforts to (x) preserve its business organization and that of Seller Bank intact, (y) keep available to itself and Buyer the present services of the employees of Seller and Seller Bank and (z) preserve for itself and Buyer the goodwill of the customers of Seller and Seller Bank and others with whom business relationships exist. Without limiting the generality of the foregoing, except as Previously Disclosed, except with the prior written consent of Buyer, which consent shall not be unreasonably withheld, or except as expressly contemplated in Section 5.15, or any other section of this Agreement, between the date hereof and the Effective Time, Seller shall not, and shall cause each Seller Subsidiary not to:

                  (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of Seller Common Stock, except for regular quarterly cash dividends at a rate per share of Seller Common Stock not in excess of $0.12 per share to be paid in accordance with past practice; provided, however, that nothing contained herein shall be deemed to affect the ability of a Subsidiary to pay dividends on its capital stock to Seller;

                  (ii) issue any shares of its capital stock, other than upon exercise of Seller Options referred to in
                           Section 3.1 hereof; issue, grant, modify or authorize any Rights; purchase any shares of Seller Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

                  (iii) amend its Articles of Incorporation, Code of Regulations, Bylaws or similar organizational documents, unless such amendment shall be necessary to complete the Merger; impose, or suffer the imposition, on any share of stock or other ownership interest held by Seller in a Subsidiary of any lien, charge or encumbrance or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any material debt or claim;

                  (iv) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, other than amounts which have been or will be accrued and are or will be in the ordinary course of business and in accordance with past practice, or enter into or amend any employment or consulting agreement or extend the term of or renew any existing employment or consulting agreement including, without limitation, existing employment agreements with Edward L. Baumgardner, Albert E. Sampson, Anne S. Myers, and Stephen A. Beadnell, or make any severance or termination payments to any employees or directors prior to the Effective Time;

                  (v) enter into or, except as may be required by law or as contemplated by Section 5.11 hereof, modify any Seller Employee Plan or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees;

                  (vi) originate or purchase any loan in excess of $300,000 with respect to loans secured by one- to four-family properties, in excess of $500,000 with respect to loans secured by commercial properties or other commercial loans, except for loans in process on the date hereof as Previously Disclosed;

                  (vii) purchase any group of loans in the secondary market in excess of $1 million;

                  (viii) enter into (w) any transaction, agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by Seller or a Seller Subsidiary or guarantee by Seller or any Seller Subsidiary of any such obligation, except in the case of Seller Bank for deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (y) any agreement, arrangement or commitment relating to the employment of an employee or consultant, or amend any such existing agreement, arrangement or commitment, provided that Seller and Seller Bank may employ an employee in the ordinary course of business if the employment of such employee is terminable by Seller or Seller Bank at will without liability, other than as required by law; or
                           (z) any contract, agreement or understanding with a labor union;

                  (ix) change its method of accounting in effect for the year ending December 31, 2001 (or thereafter), except as required by changes in laws or regulations or GAAP, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for such year, except as required by changes in laws or regulations;

                  (x) make any capital expenditures in excess of $5,000 individually or $15,000 in the aggregate, other than
                           (a) in the ordinary course of business, (b) in connection with the transactions contemplated by this Agreement, (c) pursuant to binding commitments that have been Previously Disclosed and are existing on the date hereof, and (d) expenditures necessary to maintain existing assets in good repair; or, except as Previously Disclosed, enter into any new lease or lease renewal of real property or any new lease or lease renewal of personal property providing for annual payments exceeding $5,000;

                  (xi) file any applications or make any contract with respect to branching or site location or relocation;

                  (xii) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) control over or any equity interest in any business or entity;

                  (xiii) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

                  (xiv) change or modify in any material respect any of its lending or investment policies, except to the extent required by law or an applicable regulatory authority;

                  (xv) enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                  (xvi) take any action that would result in any of the representations and warranties of Seller contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Sections 6.1 or 6.3 hereof not to be satisfied;

                  (xvii) take any action that would materially impede or delay the completion of the transactions contemplated by this Agreement or the ability of Buyer or Seller to perform its covenants and agreements under this Agreement;

                  (xviii) materially increase or decrease the rate of interest paid on time deposits, or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices or to reflect changes in market interest rates; or

                  (xix)    agree to do any of the foregoing.

                           (b) Seller shall promptly notify Buyer in writing of
the occurrence of any matter or event known to and directly involving Seller, which would not include any changes in conditions that affect the banking industry generally, that would have, either individually or in the aggregate, a Material Adverse Effect on Seller.

                           (c) Except with the prior written consent of Seller
or as expressly contemplated hereby, between the date hereof and the Effective Time, Buyer shall not, and shall cause each Buyer Subsidiary not to:

                  (i) take any action that would result in any of the representations and warranties of Buyer contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Sections 6.1 or 6.2 hereof not to be satisfied;

                  (ii) take any action that would materially impede or delay the completion of the transactions contemplated by this Agreement or the ability of Buyer or Seller to perform its covenants and agreements under this Agreement; or

                  (iii)    agree to do any of the foregoing.

                           (d) In the event that Buyer has knowledge of the
occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, or has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition that would prevent the conditions to Seller's obligations under this Agreement, Buyer shall give prompt written notice thereof to Seller and use its best efforts to prevent or promptly remedy the same.

5.7      CERTAIN ACTIONS

         Seller shall not, and shall cause each Seller Subsidiary not to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, purchase of all or a substantial portion of the assets of, or any equity interest in, Seller or a Subsidiary (other than with Buyer or an affiliate thereof); provided, however, nothing contained in this
Section 5.7 shall prohibit Seller from furnishing information to, or entering into discussions or negotiations or an agreement with, any person or entity which makes an unsolicited Takeover Proposal (hereinafter defined) if and to the extent that (a) the Board of Directors of Seller, after consultation with and based upon the written advice of counsel, determines in good faith that such action is required to fulfill its fiduciary duties to the shareholders of Seller under applicable law and (b) before furnishing such information to, or entering into discussions or negotiations with, such person or entity, Seller provides immediate written notice to Buyer of such action.

5.8      CURRENT INFORMATION

         During the period from the date hereof to the Effective Time, Seller shall, upon the request of Buyer, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Buyer regarding Seller's financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than two business days after filing, Seller will deliver to Buyer all reports filed by it under the Exchange Act subsequent to the date hereof. Seller also will deliver to Buyer each call report or similar report filed by it with the FDIC or the Division concurrently with the filing of such call report. Within 20 days after the end of each month, Seller will deliver to Buyer an unaudited consolidated balance sheet and an unaudited consolidated statement of income, without related notes, for such month prepared in accordance with GAAP.

5.9      INDEMNIFICATION; INSURANCE

         (a) For a period of four years after the Effective Time, the Buyer shall indemnify each person who served as a director or officer of Seller or its Subsidiaries at or before the Effective Time (the "Indemnified Parties") to the fullest extent permitted under the respective Articles of Incorporation, Code of Regulations, Constitution or Bylaws of Buyer or its Subsidiaries and Seller or its Subsidiaries and under applicable provisions of Ohio law from and against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that such person was a director or officer of Seller or its Subsidiaries. Without limiting the foregoing, all limitations on liability existing in favor of the Indemnified Parties in the Articles of Incorporation, Constitution, Code of Regulations or Bylaws of Seller or any Seller Subsidiary as of the date hereof, to the extent permissible under applicable law as of the date hereof, arising out of matters existing or occurring at or prior to the Effective Time, shall survive the Merger and shall continue in full force and effect.

         (b) In the event that Buyer or any of its respective successors or assigns consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.9, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

         (v) Buyer shall add a rider, to be effective at the Effective Time, to its existing directors' and officers' liability insurance policy, or obtain "tail coverage" under the existing directors' and officers' liability insurance policy maintained by Seller at the Effective Time, covering the acts and omissions of the officers and directors of Seller and Seller Bank occurring prior to the Effective Time, and shall continue such coverage for a period of three years after the Effective Time.

5.10     TRANSACTION EXPENSES OF SELLER

         (a) For planning purposes, Seller (as Previously Disclosed) has provided Buyer with its estimated transaction-related expenses reasonably anticipated to be payable by Seller in connection with the Agreement based on facts and circumstances then currently known, including the fees and expenses of counsel, accountants, investment bankers and other professionals. Seller shall promptly notify Buyer if it determines that it will expect to exceed those estimates.

         (b) Promptly after the execution of this Agreement, Seller shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements within 30 days. Seller shall accrue and/or pay all of such amounts as soon as possible.

         (c) Seller shall request its professionals to render monthly invoices within 30 days after the end of each month. Seller shall advise Buyer monthly of all out-of-pocket expenses that Seller has incurred in connection with the Agreement.

         (d) Seller, in reasonable consultation with Buyer, shall make all arrangements with respect to the printing and mailing of the Proxy Statement.

5.11     EMPLOYEES AND EMPLOYEE BENEFIT PLANS

         (a) Employees of Seller or Seller Bank who remain employed by Buyer or Buyer Bank will be eligible to participate in Buyer's employee stock ownership plan as of the first entry date following the Effective Time, or such earlier date required by Section 410(b)(6)(C) of the Code and applicable regulations ("Entry Date"), with credit for years of service with Seller or any of its Subsidiaries for the purpose of eligibility and vesting on and after the Entry Date. Employees of Seller or Seller Bank who remain employed by Buyer or Buyer Bank will be eligible to participate in Buyer's benefit plans, other than Buyer's employee stock ownership plan, on the earliest date permitted by such plan, with credit for years of service with Seller or any of its Subsidiaries for the purpose of eligibility and vesting. Buyer shall use its best efforts to cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under any Seller Employee
Plan) and eligibility waiting periods under group health plans to be waived with respect to such participants and their eligible dependents.

         (b) Buyer shall honor all obligations under the agreements of Seller Bank with its executive officers, as Previously Disclosed, in effect as of the date hereof, true and complete copies of which Seller has heretofore delivered to Buyer, and shall make the payments required thereunder. Buyer agrees to cause Buyer Bank to offer employment to Edward L. Baumgardner, Anne S. Myers, Stephen
A. Beadnell and Patrice Burkle as officers of Buyer Bank and to enter into an employment agreement with Mssrs. Baumgardner and Beadnell and Ms. Myers. If any such individual executes an employment agreement with Buyer Bank, payments to be made under any agreement with such individual shall be in lieu of amounts otherwise payable under his or her agreement with Seller Bank.

         (c) In the sole discretion of Buyer or a Buyer Subsidiary, as applicable, payments made by it in full and complete satisfaction of obligations of Seller or Seller Bank under any Seller Employee Plan or under Section 5.11(c) shall be subject to the recipient's delivery to Buyer or a Buyer Subsidiary, as applicable, of (i) a written acknowledgment acceptable to Buyer or Buyer Subsidiary which is signed by such recipient that the payment or payments and benefits to be made to him or her is in full and complete satisfaction of all liabilities and obligations thereunder of Seller, Seller Bank, Buyer or any Buyer Subsidiary, and each of their respective affiliates, directors, officers, employees and agents, and (ii) a release by such recipient of all such parties from further liability in connection with the particular Seller Employee Plan or this Agreement, as applicable.

         (d) All employees of Seller Bank as of the date of this Agreement who are actively employed at the Effective Time shall, upon satisfactory review of employment files and subject to Buyer Bank employee standards of performance, continue as employees of Buyer Bank at the Effective Time and, with respect to employees who are not currently covered by a written employment or severance agreement with Seller Bank, shall be employed as at will employees at the same base compensation they are receiving from Seller Bank. Each Seller Bank employee immediately before the Effective Time who is not currently covered by a written employment or severance agreement with Seller Bank and who Buyer Bank does not employ after the Effective Time or whose employment is involuntarily terminated by Buyer Bank without cause within one year after the Effective Time shall receive an employment severance payment equal to the product of two weeks of the employee's then current salary multiplied by the number of total complete years of service by that employee as a Seller Bank employee; provided, however, that the maximum severance payment shall equal twenty-six weeks' salary and Seller employees with less than one year of completed service as of the Effective Time shall not be eligible to receive any such severance benefits.

         (e) Seller and Seller Bank shall take all steps necessary to terminate Seller's 401(k) Plan at the Effective Time (or, if the multiple employer plan through which it is maintained does not permit termination, to take all steps to ensure that no additional contributions are required or permitted after the Effective Time and that no additional benefits accrue after the Effective Time). Seller and Seller Bank shall take all steps necessary to terminate Seller's ESOP Plan at the Effective Time.

         (f) No additional contribution shall be made to the Seller 401(k) Plan by Seller or Seller Bank except as necessary to satisfy any matching contribution required under the terms of the Seller 401(k) Plan and a three percent contribution for which Seller has been accruing prior to the Effective Date of this Agreement; provided, however, that all such contributions shall be deductible by Seller and Seller Bank under Section 404 of the Code and the allocations of such contributions shall otherwise be in compliance with Section 415 of the Code. All amounts accrued shall be contributed to the Seller 401(k) Plan by Seller or Seller Bank at the Effective Time for allocation in accordance with the terms of the Seller 401(k) Plan and past practice.

         (g) Prior to the Effective Time, Seller shall continue to accrue compensation expense with respect to the Seller ESOP in accordance with past practice and in the ordinary course of business, provided that such accruals for the 2001 plan year (or partial plan year) and thereafter shall not exceed six percent of each participant's base salary for such plan year (or partial plan year). At the Effective Time, any amounts so accrued shall be contributed to the Seller ESOP, and such amounts shall be allocated in accordance with past practice.

         (h) All Seller Common Stock held by the trustee of the Seller ESOP at the Effective Time shall be exchanged by the Seller ESOP trustee for the Per Share Merger Consideration. The assets in the suspense account of the Seller ESOP shall be allocated as promptly as possible by the Seller ESOP trustee to Seller ESOP participants in accordance with the allocation provisions of the Seller ESOP and applicable law. It is the intent of the parties that the Seller ESOP be terminated concurrently with the Effective Time and that the distributions be made as soon thereafter as possible, provided that no distribution shall be made until a final determination letter is received from the IRS.

         (i) After the Effective Time, and while the determination letter application described in Section 5.11(h) is pending, the current administrator of the Seller ESOP, or another administrator selected by Buyer (subject to consultation with Seller ESOP's then current trustee), shall continue to administer the Seller ESOP subsequent to the Effective Time, and the current Trustee of the Seller ESOP, or such other trustee(s) selected by Buyer (subject to consultation with Seller ESOP's then current trustee) or the administrators, shall continue to be the Trustee subsequent to the Effective Time. The Parties agree that the Seller ESOP shall be amended to the extent necessary to receive a favorable determination letter from the IRS as to the tax qualified status of the Seller ESOP upon its termination under Section 401(a) and 4975(e)(7) of the Code (the "Final Determination Letter"). Promptly following the receipt of the Final Determination Letter, distributions of the account balances under the Seller ESOP shall be made to the ESOP Participants. From and after the date hereof, in anticipation of such termination and distribution, Buyer and Seller prior to the Effective Time, and Buyer after the Effective Time, shall use their best efforts to obtain the favorable Final Determination Letter. In the event that Buyer and Seller, prior to the Effective Time, and Buyer after the Effective Time, reasonably determine that the Seller ESOP cannot obtain a favorable Final Determination Letter, or that the amounts held therein cannot be applied, allocated or distributed without causing the Seller ESOP to lose its tax qualified status, Seller prior to the Effective Time and Buyer after the Effective Time shall take such action as they may reasonably determine is necessary to preserve the tax status of the ESOP and its trust, the tax characterization of distributions to ESOP Participants and the liquidation of the ESOP's trust. All ESOP Participants shall fully vest and have a nonforfeitable interest in their accounts under the Seller ESOP determined as of the termination date.

         (j) As soon as practicable after the date of this Agreement, Seller will terminate the Seller Recognition and Retention Plan as of the Effective Time contingent on completion of the transaction contemplated in this Agreement, and as of the Effective Time all awarded but unearned shares of Seller RRP Stock under Seller's

Recognition and Retention Plan shall be cancelled and extinguished in consideration and exchange for the right to receive the RRP Cash-out as set forth at Section 2.5 of the Agreement.

         (k) Between the date of this Agreement and the Effective Time, Seller and Seller Bank shall continue to accrue compensation expense in accordance with the accrual schedule set forth at Schedule 5.11(k) as of the date of this Agreement for all employee cash incentive plans. At the Effective Time, Seller Bank shall pay such accrued amounts to its employees in accordance with such schedule.

5.12     LIQUIDATION

         Immediately following the Effective Time, Buyer Bank and Seller shall adopt the Plan of Liquidation, and shall take all necessary and appropriate actions to make it possible for the Liquidation to be authorized, agreed to, and accomplished immediately after the Corporate Merger, or at such other time as may be determined by Buyer or Buyer Bank in its sole discretion. In connection with the adoption of the Plan of Liquidation, the Board of Directors of the corporation surviving the Corporate Merger shall pay all of the obligations of the corporation or shall make adequate provisions for their payment and shall otherwise comply with all of the requirements of the OGCL, including ss. 1701.86, ss. 1701.88 and ss. 1701.95 thereof.

5.13     BANK MERGER

         Buyer shall take, and shall cause its Subsidiaries to take, all necessary and appropriate actions to make it possible for the Bank Merger to be authorized, agreed to, and accomplished immediately after the Liquidation, or at such other time thereafter as may be determined by Buyer or Buyer Bank in its sole discretion.

5.14     ORGANIZATION OF MERGER

         Buyer Bank shall cause Merger Sub to be organized under the OGCL as soon as practicable hereafter. Following the organization, the Board of Directors of Merger Sub shall approve this Agreement and the Plan of Corporate Merger and the transactions contemplated hereby, whereupon Merger Sub shall become a party to, and be bound by, this Agreement, and Buyer Bank shall approve this Agreement in its capacity as the sole shareholder of Merger Sub.

5.15     CONFORMING ENTRIES

         (a) Subject to applicable laws and regulations, Seller and Buyer shall consult and cooperate with each other with respect to determining, as specified in a written notice from Buyer to Seller, based upon such consultation and subject to the conditions in Section 5.15(b) below, the amount and the timing for recognizing for financial accounting purposes Seller's expenses of the Merger and the restructuring charges relating to or to be incurred in connection with the Merger.

          (b) Subject to applicable laws and regulations, Seller shall (i) establish and take such reserves and accruals at such time as Buyer shall reasonably request to conform Seller's loan, accrual and reserve policies to Buyer's policies, and (ii) establish and take such accruals, reserves and charges in order to implement such policies and to recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, in each case at such times as are reasonably requested by Buyer; provided, however, that on the date such reserves, accruals and charges are to be taken, Buyer shall certify to Seller that all conditions to Buyer's obligation to consummate the Merger set forth in Sections 6.1 and 6.3 hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing or otherwise to be dated at the Effective Time, the delivery of which shall continue to be conditions to Buyer's obligation to consummate the Merger) have been satisfied or waived; and provided, further, that Seller shall not be required to take any such action that is not consistent with GAAP and regulatory accounting principles.

         (c) No reserves, accruals or charges taken in accordance with this
Section 5.15 may be a basis to assert a violation of a breach of a representation, warranty or covenant of Seller herein.

5.16     INTEGRATION OF POLICIES

         During the period from the date hereof to the Effective Time, Seller and Seller Bank shall, and shall cause their directors, officers and employees to, and shall make all reasonable efforts to cause their respective data processing service providers to, cooperate and assist Buyer in connection with preparation for an electronic and systematic conversion of all applicable data regarding Seller to Buyer's system of electronic data processing; provided, however, that no such conversion shall occur until the Effective Time. In furtherance of the foregoing, Seller shall make reasonable arrangements during normal business hours to permit representatives of Buyer to train Seller and Seller Bank employees in Buyer's system of electronic data processing.

5.17     DISCLOSURE SUPPLEMENTS

         From time to time prior to the Effective Time, each Party shall promptly supplement or amend any materials Previously Disclosed and delivered to the other Party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed to the other Party or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby; provided, however, that no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the parties for the purpose of determining whether the conditions set forth in Article VI hereof have been satisfied.

5.18     VOTING AGREEMENT

         Each of Seller's directors and officers will enter into and deliver a voting agreement, a form of which is attached as Exhibit 5.19 hereto, at the time Seller and Buyer enter into this Agreement.

5.19     LIQUIDATION ACCOUNT.

         The Bank Merger shall have no effect upon the Seller Bank Liquidation Account, which shall be assumed by the Buyer Bank at the effective time of the Bank Merger in accordance with 12 C.F.R. ss. 563b.3(j).

5.20     FAILURE TO FULFILL CONDITIONS

         In the event that either of the Parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated may not be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other Party. Each Party will promptly inform the other Party of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger by any Governmental Entity or third party or which would otherwise prevent or materially delay completion of such transactions.


                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1      CONDITIONS PRECEDENT - BUYER AND SELLER

         The respective obligations of Buyer and Buyer Bank and Seller and Seller Bank to effect the transactions contemplated hereby shall be subject to satisfaction of the following conditions at or prior to the Effective Time.

         (a) All corporate action necessary to authorize the execution and delivery of this Agreement and completion of the Corporate Merger shall have been duly and validly taken by Buyer, Buyer Bank, Merger Sub and Seller and Seller Bank, including adoption of this Agreement by the requisite vote of the shareholders of Seller and by Seller as the sole shareholder of Seller Bank.

         (b) All approvals and consents from any Governmental Entity the approval or consent of which is required for the completion of the Corporate Merger shall have been received and all statutory waiting periods in respect thereof shall have expired; and Buyer, Buyer Bank, Seller and Seller Bank shall have procured all other approvals, consents and waivers of each person (other than the Governmental Entities referred to above) whose approval, consent or waiver is necessary to the completion of the Corporate Merger and the failure of which to obtain would have the effects set forth in the following proviso clause; provided, however, that no approval or consent referred to in this Section 6.1(b) shall be deemed to have been received if it shall include any nonstandard condition or requirement that, in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by this Agreement to Buyer that had such condition or requirement been known, Buyer, in its reasonable judgment, would not have entered into this Agreement.

         (c) None of Buyer, Buyer Bank, Merger Sub, Seller or Seller Bank shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any governmental or judicial authority which prohibits, restricts or makes illegal completion of the Corporate Merger.

         (d) No proceeding initiated by any Governmental Entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the Corporate Merger shall be pending.

6.2      CONDITIONS PRECEDENT - SELLER

         The obligations of Seller to effect the transactions contemplated hereby shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by Seller pursuant to Section 7.4 hereof.

         (a) The representations and warranties of Buyer and Buyer Bank set forth in Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, or on the date when made in the case of a representation and warranty which specifically relates to an earlier date.

         (b) Buyer and Buyer Bank shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by them pursuant to this Agreement on or prior to the Closing Date.

         (c) Buyer, Buyer Bank and Merger Sub shall have delivered to Seller a certificate, dated the date of the Closing and signed by their respective Presidents and Chief Executive Officers and by their respective Chief Financial Officers, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

         (d) Buyer and Buyer Bank shall have furnished Seller with such certificates of their respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as such conditions relate to Buyer or Buyer Bank as Seller may reasonably request.

         (e) Seller shall have received the written opinion of KBW, dated as of a date reasonably proximate to the date of the Proxy Statement relating to the meeting of shareholders of Seller to be held pursuant to Section 5.2 of this Agreement, to the effect that the Per Share Merger Consideration is fair to the shareholders of Seller from a financial point of view as of such date.

6.3      CONDITIONS PRECEDENT - BUYER

         The obligations of Buyer to effect the transactions contemplated hereby shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by Buyer pursuant to Section 7.4 hereof.

         (a) The representations and warranties of Seller and Seller Bank set forth in Article III hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, or on the date when made in the case of a representation and warranty which specifically relates to an earlier date.

         (b) Seller and Seller Bank shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by them pursuant to this Agreement on or prior to the Effective Time.

         (c) Seller and Seller Bank each shall have delivered to Buyer a certificate, dated the date of the Closing and signed by their respective Presidents and by their respective Chief Financial Officers, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

         (d) Seller and Seller Bank shall have furnished Buyer with such certificates of their respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as such conditions relate to Seller or Seller Bank as Buyer may reasonably request.

         (e) No more than 10% of the outstanding shares of Seller Common Stock shall be Dissenting Shares.

         (f) Seller shall have provided Buyer with an accounting of all merger related expenses incurred by it through the Closing Date, including a good faith estimate of such expenses incurred but as to which invoices have not been submitted as of the Closing Date.

         (g) Seller shall have delivered to Buyer all Option Cancellation Agreements and Restricted Stock Cancellation Agreements as referenced at Section
2.5 herein.


                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

7.1      TERMINATION

         This Agreement may be terminated:

         (a) at any time on or prior to the Effective Time, by the mutual consent in writing of the parties hereto;

         (b) at any time on or prior to the Effective Time, by Buyer in writing if Seller has, or by Seller in writing if Buyer has, breached any covenant or undertaking contained herein or any representation or warranty contained herein, unless such breach has been cured within 30 days after written notice of such breach;

         (c) at any time, by either Buyer or Seller in writing, (i) if any application for prior approval of a Governmental Entity which is necessary to consummate the Corporate Merger is denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such approval, unless within the 25-day period following any such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no Party shall have the right to terminate this Agreement pursuant to this Section 7(c)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe the covenants and agreements of such Party set forth herein, or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the completion of the Corporate Merger;

         (d) at any time, by either Buyer or Seller in writing, if the shareholders of Seller do not approve this Agreement after a vote taken thereon at a meeting duly called for such purpose (or at any adjournment thereof) unless the failure of such occurrence shall be due to the failure of the Party seeking to terminate to perform or observe in any material respect its agreements set forth herein to be performed or observed by such Party at or before the Effective Time;

         (e) by either Buyer or Seller in writing if the Effective Time has not occurred by the close of business on April 1, 2002, provided that this right to terminate shall not be available to any Party whose failure to perform such Party's obligations under this Agreement has been the cause of, or resulted in, the failure of the Corporate Merger to be consummated by such date;

         (f) by the Buyer, if the Meeting of the Shareholders of Seller has not been held by March 25, 2002, at which meeting a vote has been taken for the purposes of approving this Agreement; or

         (g) by the Seller, if the Seller enters into an agreement in respect of a Takeover Proposal as a result of negotiations permitted by Section 5.7 of this Agreement.

         For purposes of this Section 7.1, termination by Buyer also shall be deemed to be termination on behalf of the Merger Sub.

7.2      EFFECT OF TERMINATION

         (a) Except as set forth below, each of the Parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, provided that notwithstanding anything to the contrary contained in this Agreement, neither Buyer nor Seller shall be released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

         (b) Seller and Seller Bank hereby agree that if this Agreement is terminated as a result of a willful breach by Seller or Seller Bank, except pursuant to Section 7.2(c) below, then Seller or Seller Bank shall promptly (and in any event within ten (10) business days after such termination) pay all reasonable expenses of Buyer and Buyer Bank in an amount not to exceed $500,000. Buyer hereby agrees that if this Agreement is terminated as a result of a willful breach by Buyer, then Buyer or Buyer Bank shall promptly (and in any event within ten (10) business days after such termination) pay all reasonable Expenses of Seller and Seller Bank in an amount not to exceed $500,000. For purposes of this Section 7.2(b), the "Expenses" of a party shall include all reasonable out-of-pocket expenses of that party (including all fees and expenses of counsel, accountants, financial advisors, experts and consultants to that party) incurred by it or on its behalf in connection with the consummation of the transaction contemplated by this Agreement.

         (c) If this Agreement is terminated by Buyer or Seller in accordance with Sections 7.1(d), (f) or (g) and prior to such termination a Termination Event, as defined in paragraph (d) of this Section 7.2, shall have occurred, Seller will upon demand pay to Buyer or Buyer Bank in immediately available funds $1,000,000, inclusive of any other amounts that may otherwise be due and payable in accordance with Section 7.2 hereunder; provided however, no such payment shall be due or payable hereunder unless or until Seller and/or Seller Bank enters into a written definitive agreement with a third party with respect to a Takeover Proposal or closes a transaction pursuant to a Takeover Proposal, in either case within eighteen months of the date of termination of this Agreement in accordance with Sections 7.1(d), (f) or (g) herein. "Takeover Proposal" shall mean any proposal, other than as contemplated by this Agreement, for a merger or other business combination involving Seller or any Seller Subsidiary or for the acquisition of a twenty-five percent (25%) or greater equity interest in Seller or any Seller Subsidiary, or for the purchase, lease or other acquisition of a substantial portion of the assets of Seller or any Seller Subsidiary (other than loans or securities sold in the ordinary course of business).

         (d) For purposes of this Agreement, a Termination Event shall mean either of the following:

                  (i) Seller or any Seller Subsidiary, without having received Buyer's prior written consent, shall have entered into a written agreement to engage in a Takeover Proposal with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, and the rules and regulations thereunder) other than Buyer or any affiliate of Buyer (the term "affiliate" for purposes of this Agreement having the meaning assigned thereto in Rule 405 under the Securities
Act) or the Board of Directors of Seller shall have recommended that the shareholders of Seller approve or accept any Takeover Proposal with any person other than Buyer or any affiliate of Buyer; or

                  (ii) After a bona fide written proposal is made by any person other than Buyer or any affiliate of Buyer to Seller or its shareholders to engage in a Takeover Proposal and is publicly disclosed, either (A) Seller shall have breached any covenant or obligation contained in this Agreement and such breach would entitle Buyer to terminate this Agreement, (B) the holders of Seller Common Stock shall not have approved this Agreement at Seller's shareholder meeting described in Section 5.2 of this Agreement, a proxy statement has not been mailed to the holders of Seller Common Stock as a result of the Board of Directors' exercise of its fiduciary duties as set forth in
Section 5.2 of this Agreement, such shareholder meeting shall not have been held in a timely manner or shall have been postponed, delayed or enjoined prior to termination of this Agreement except as a result of a judicial or administrative proceeding, or (C) Seller's Board of Directors shall have (i) withdrawn or modified in a manner materially adverse to Buyer the recommendation of Seller's Board of Directors with respect to this Agreement, or announced or disclosed to any third party its intention to do so or (ii) failed to recommend, in the case of a tender offer or exchange offer for the Seller Common Stock, against acceptance of such tender offer or exchange offer to its shareholders or takes no position with respect to acceptance of such tender offer or exchange offer by its stockholders.

         (e) In the event that this Agreement is terminated pursuant to Section
7.1 hereof, this Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality set forth in Section 5.4(b) and this
Section 7.2, shall survive any such termination and (ii) a termination pursuant to Section 7.1(b), (c), (d), (e), (f) or (g) shall not relieve the breaching party from any liability or damages arising out of its willful breach of any provision of this Agreement giving rise to such termination.

7.3      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time (including the covenants set forth in Articles II and V hereof); provided, however, that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Buyer or Seller (or any director, officer or controlling person of either thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including any shareholder or former shareholder of either Buyer or Seller.

7.4      WAIVER

         Each party hereto, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of Seller) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, (iii) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iv) the performance by the other party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed after shareholders of Seller have approved this Agreement, shall not modify either the amount or form of the consideration to be provided hereby to the holders of Seller Common Stock upon completion of the Corporate Merger or otherwise materially adversely affect such shareholders without the approval of the shareholders who would be so affected.

7.5      AMENDMENT OR SUPPLEMENT

         This Agreement may be amended or supplemented at any time by mutual agreement of the Parties hereto, subject to the proviso to Section 7.4 hereof. Any such amendment or supplement must be in writing and authorized by or under the direction of the Board of Directors of each of the Parties hereto.


                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1      ENTIRE AGREEMENT

         This Agreement contains the entire agreement among the Parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein and therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the Parties hereto, and their respective successors, any rights, remedies, obligations or liabilities.

8.2      NO ASSIGNMENT

         None of the Parties hereto may assign any of its rights or obligations under this Agreement to any other person, without the written consent of the other party.

8.3      NOTICES

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

If to Buyer:

                  United Community Financial Corp.
                  275 Federal Plaza West
                  Youngstown, Ohio   44503
                  Attn: Douglas M. McKay,
                           Chairman of the Board and President
                  Facsimile: (330) 742-0532

With a required copy to:

                  Malizia Spidi & Fisch, PC
                  1100 New York Avenue, N.W.
                  Suite 340 West
                  Washington, DC  20005
                  Attn: Samuel J. Malizia
                  Facsimile:  (202) 434-4661

If to Seller:

                  Potters Financial Corporation
                  519 Broadway
                  East Liverpool, Ohio  43920
                  Attn:    Edward L. Baumgardner, President
                  Facsimile: (330) 385-3508

With a required copy to:

                  Vorys, Sater, Seymour and Pease LLP
                  52 East Gay Street
                  Columbus, Ohio 43215
                  Attn: John C. Vorys and Cynthia A. Shafer
                  Facsimile: (614) 719-5014

8.4      ALTERNATIVE STRUCTURE

         Notwithstanding any provision of this Agreement to the contrary, Buyer may, with the written consent of Seller, which shall not be unreasonably withheld, at any time modify the structure of the acquisition of Seller set forth herein; provided, however, that (i) the consideration to be paid to the holders of Seller Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (ii) such modification will not materially delay the closing or jeopardize or delay the receipt of any required approvals of Governmental Entities or any other condition to the Closing set forth in Article VI hereof.

8.5      INTERPRETATION

         The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

8.6      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.7      SEVERABILITY

         Any term, provision, covenant or restriction contained in this Agreement held to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

8.8      STANDARD OF MATERIALITY

         No representation or warranty shall be deemed untrue or incorrect, and no Party shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty has had or is reasonably likely to have a Material Adverse Effect on the Party making such representation or warranty.

8.9      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio applicable to agreements made and entirely to be performed within such jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of September 5, 2001.

                                   POTTERS FINANCIAL CORPORATION
Attest:

/s/ Anne S. Myers
-----------------
Secretary                          By: /s/ Edward L. Baumgardner
                                       -------------------------
                                             Edward L. Baumgardner
                                             President

                                   UNITED COMMUNITY FINANCIAL CORP.
Attest:

/s/ Donald J. Varner
-----------------
Secretary                          By: /s/ Douglas M. Mckay
                                       -------------------------
                                             Douglas M. McKay
                                             Chairman of the Board and President

                                   POTTERS BANK
Attest:

/s/ Anne S. Myers
-----------------
Secretary                          By: /s/ Edward L. Baumgardner
                                       -------------------------
                                             Edward L. Baumgardner
                                             President

                                   THE HOME SAVINGS AND LOAN COMPANY OF
                                   YOUNGSTOWN, OHIO
Attest:

/s/ Donald J. Varner
-----------------
Secretary                          By: /s/ Douglas M. Mckay
                                       -------------------------
                                             Douglas M. McKay
                                             Chairman of the Board and Chief
                                             Executive Officer


                                   HSLC MERGER SUBSIDIARY, INC.
Attest:

/s/ Donald J. Varner
-----------------
Secretary                          By: /s/ Douglas M. McKay
                                       -------------------------
                                             Douglas M. McKay
                                             President

                                    EXHIBIT A

                                 PLAN OF MERGER

                          POTTERS FINANCIAL CORPORATION

                                       and

                          HSLC MERGER SUBSIDIARY, INC.


         THIS PLAN OF MERGER ("Plan of Merger") is entered into as of the ___ day of ____________, 2001, by and between Potters Financial Corporation, an Ohio business corporation ("Seller"), and HSLC Merger Subsidiary, Inc., an Ohio business corporation ("Merger Sub"), and is joined in by The Home Savings and Loan Company of Youngstown, Ohio ("Buyer Bank"), an Ohio-chartered savings and loan association that is the sole shareholder of Merger Sub.

                                R E C I T A L S :

         WHEREAS, Seller, Potters Bank, the wholly owned Ohio-chartered savings bank subsidiary of Seller ("Seller Bank"), Buyer Bank and United Community Financial Corp., the parent company of Buyer Bank ("Buyer"), have entered into an Agreement and Plan of Merger, dated September 5, 2001 (the "Agreement"), providing among other things for the merger of Merger Sub with and into Seller, with Seller surviving such merger and becoming the wholly owned subsidiary of Buyer Bank;

         NOW, THEREFORE, in consideration of the mutual premises and mutual agreements contained herein and in the Agreement, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

         1. Subject to the terms and conditions of the Agreement and this Plan of Merger, at the Effective Time (as defined in Article II below), Merger Sub shall be merged with and into Seller (the "Merger") pursuant to Section 1701.78 of the Ohio General Corporation Law ("OGCL") and this Plan of Merger and the separate corporate existence of Merger Sub shall cease. Seller shall be the surviving corporation (the "Surviving Corporation") of the Merger, and shall continue its corporate existence under the laws of the State of Ohio.

                                   ARTICLE II

                                 EFFECTIVE TIME

         2. The Merger shall become effective at the time of the filing of the Certificate of Merger with respect to the Merger with the Ohio Secretary of State, or such later time as may be specified in the Certificate of Merger (the "Effective Time"). The Certificate of Merger shall be filed on the date of the Closing (as defined in Article I of the Agreement) or on such date following the Closing as is mutually agreed upon by the Parties to the Agreement.

                                   ARTICLE III

                          NAME OF SURVIVING CORPORATION

         3. The name of the Surviving Corporation shall be Potters Financial Corporation.

                                   ARTICLE IV

                ARTICLES OF INCORPORATION AND CODE OF REGULATIONS

         4. The Articles of Incorporation and Code of Regulations of Seller as in effect immediately before the Effective Time shall be the Articles of Incorporation and Code of Regulations of the Surviving Corporation at and after the Effective Time.

                                    ARTICLE V

                             DIRECTORS AND OFFICERS

         5. At the Effective Time, the directors and officers of the Surviving Corporation shall be those persons who are serving as directors and officers, respectively, of Merger Sub immediately before the Effective Time.

                                   ARTICLE VI

                        PURCHASE AND CONVERSION OF SHARES
                       AND EXCHANGE OF STOCK CERTIFICATES

         6.1      TREATMENT OF CAPITAL STOCK.

         Subject to the provisions of the Agreement and this Plan of Merger, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any shareholder:

                  (a) each outstanding share of common stock of Merger Sub, no par value ("Merger Sub Common Stock"), shall automatically convert into one share of common stock of the Surviving Corporation, no par value; and

                  (b) each share of common stock of Seller, no par value ("Seller Common Stock"), issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall, as a result of the Merger and without any action of any kind by any person or entity, be cancelled and extinguished in consideration and exchange for the right to receive from Buyer $22.00 in cash without interest (the "Per Share Merger Consideration"); provided, however, that each share of Seller Common Stock that is owned beneficially or of record by Seller (including treasury shares) or Buyer or any of their respective Subsidiaries (other than shares held in a fiduciary capacity for the benefit of third parties or as a result of debts previously contracted) shall be cancelled and extinguished without consideration or conversion, including all unawarded shares of Seller Common Stock held under Seller's Recognition and Retention Plan.

         6.2      SHAREHOLDER RIGHTS; STOCK TRANSFERS.

         At the Effective Time, holders of Seller Common Stock shall cease to be, and shall have no rights as, shareholders of Seller, other than to receive the Per Share Merger Consideration for each share of Seller Common Stock held. After the Effective Time, there shall be no transfers on the stock transfer books of Seller or the Surviving Corporation of shares of Seller Common Stock and, if any certificates for shares of Seller Common Stock ("Certificates") are presented for transfer after the Effective Time, they shall be delivered to Buyer, Buyer Bank or the Exchange Agent for cancellation against delivery of the Per Share Merger Consideration. No interest shall be paid on the Per Share Merger Consideration.

         6.3      OPTIONS AND RESTRICTED STOCK

         At the Effective Time, each outstanding option to purchase shares of Seller Common Stock granted to an eligible individual (an "Optionee") under Seller's Stock Option Plan ("Seller Option") shall be cancelled and extinguished in consideration and exchange for the right to receive a cash payment from Seller equal to the difference between (a) the product of (i) the difference between the Per Share Merger Consideration and the exercise price per share of such Seller Option, multiplied by (ii) the number of shares of Seller Common Stock subject to the

Seller Option, less (b) applicable federal and state tax withholding obligations of the Optionee ("Cash-out"). Such Cash-out shall be paid as of the Effective Time by Seller to the Optionee following receipt by Seller of a cancellation agreement acceptable to Buyer in form, delivered by the Optionee to Seller. At the Effective Time, each awarded but unearned share of Seller RRP Stock under Seller's Recognition and Retention Plan shall be cancelled and extinguished in consideration and exchange for (a) the right to receive a cash payment from Seller equal to the Per Share Merger Consideration multiplied by the number of awarded but unearned shares of Seller RRP Stock, plus (b) any accrued, but undistributed dividend income associated with such Seller RRP Stock, less (c) applicable federal and state tax withholding obligations of each participant under the Seller's Recognition and Retention Plan ("RRP Cash-out"). Such RRP Cash-out shall be paid as of the Effective Time by Seller to the participant following receipt by Seller of a cancellation agreement acceptable to Buyer in form, delivered by the participant to Seller.

         6.4      EXCHANGE PROCEDURES

         (a) No later than five business days following the Effective Time, Buyer or Buyer Bank shall cause the Exchange Agent to mail or make available to each holder of record of any Certificate a notice and letter of transmittal disclosing the effectiveness of the Merger and the procedure for exchanging Certificates for the Per Share Merger Consideration. Such letter of transmittal shall specify that delivery shall be effected and risk of loss and title shall pass only upon proper delivery of Certificates to the Exchange Agent.

         (b) At the Effective Time, Buyer Bank shall make available to the Exchange Agent an amount of cash sufficient to make payments of the Per Share Merger Consideration for each outstanding share of Seller Common Stock.

         (c) Each holder of any outstanding Certificate (other than holders of Dissenting Shares) who surrenders such Certificate to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to receive from Buyer, Buyer Bank or the Exchange Agent the Per Share Merger Consideration for each share represented by such Certificate. The Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange in accordance with normal exchange practices. Each outstanding Certificate that is not surrendered to the Exchange Agent shall, except as otherwise herein provided or in the Agreement, evidence ownership of only the right to receive the Per Share Merger Consideration for each share represented by such Certificate.

         (d) The Exchange Agent shall not be obligated to deliver the Per Share Merger Consideration until the holder surrenders a Certificate as provided in this Section 6.4, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the Exchange Agent. If any check is to be issued in a name other than that in which the Certificate is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a check in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (e) Any portion of the cash delivered to the Exchange Agent by Buyer Bank pursuant to Section 6.4(b) that remains unclaimed by the shareholders of Seller for one year after the Closing Date shall be delivered by the Exchange Agent to Buyer Bank. Any shareholders of Seller that have not theretofore complied with Section 6.4(c) shall thereafter look only to Buyer Bank for the Per Share Merger Consideration. If outstanding Certificates are not surrendered or the payment for them is not claimed prior to the date on which such payment would otherwise escheat to or become the property of any Governmental Entity, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Buyer Bank (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any Party to the Agreement shall be liable to any holder of Seller Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Buyer and the Exchange Agent shall be entitled to rely upon the stock transfer books of Seller to establish the identity of those persons entitled to receive the Per Share Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of Seller Common Stock represented by any Certificate, Buyer Bank and the Exchange Agent shall be entitled to deposit any Per Share Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

         (f) Buyer Bank shall be entitled to deduct and withhold from consideration otherwise payable pursuant to the Agreement and this Plan of Merger to any holder of Certificates, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Buyer Bank, such withheld amounts shall be treated for all purposes of the Agreement and this Plan of Merger as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made.

         6.5      DISSENTING SHARES

         (a) Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of the OGCL; provided, however, that if, in accordance with the OGCL, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Merger Consideration. Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the OGCL.

         (b) Seller shall give Buyer or Buyer Bank (i) prompt notice of any written objections to the Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to the OGCL received by Seller and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under the OGCL. Seller shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Buyer or Buyer Bank, settle or offer to settle any such demands.

         6.6      ADDITIONAL ACTIONS

         If, at any time after the Effective Time, Buyer or Buyer Bank shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Buyer or Buyer Bank their respective right, title or interest in, to or under any of the rights, properties or assets of Seller or Seller Bank acquired or to be acquired by Buyer or Buyer Bank as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of the Agreement and this Plan of Merger, Seller or Seller Bank and their respective proper officers and directors shall be deemed to have granted to Buyer or Buyer Bank an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in Buyer or Buyer Bank and otherwise to carry out the purposes of the Agreement and this Plan of Merger; and the proper officers and directors of Buyer Bank are fully authorized in the name of Seller or Seller Bank or otherwise to take any and all such action.

                                   ARTICLE VII

                                EFFECT OF MERGER

         7. At the Effective Time, Merger Sub shall be merged with and into Seller, with Seller as the Surviving Corporation, and the separate existence of Merger Sub shall cease. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of Merger Sub and Seller shall be automatically transferred to and vested in the Surviving Corporation by virtue of the Merger without further act or deed. The Surviving Corporation, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the assets, rights, privileges, powers, properties, franchises and interests, including, without limitation, appointments, powers, designations, nominations and all other rights, interests and powers as agent or fiduciary, in the same manner and to the same extent as such rights, interests and powers were held or enjoyed by Merger Sub and Seller, respectively. The Surviving Corporation shall be responsible for all of the liabilities, restrictions and duties of every kind and description of both Merger Sub and

Seller, immediately prior to the Merger, including, without limitation, liabilities for all debts, obligations and contracts of Merger Sub and Seller, respectively, matured or unmatured, whether accrued, absolute, contingent and otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of either Merger Sub or Seller. All rights of creditors and other obligees and all liens on property of either Merger Sub or Seller shall be preserved, shall be assumed by the Surviving Corporation and shall not be released or impaired.

                                  ARTICLE VIII

                               OTHER DEFINED TERMS

         8. All terms used in this Plan of Merger shall, unless defined herein, have the meanings set forth in the Agreement. The Agreement is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of this Plan of Merger and the Agreement.

                                   ARTICLE IX

                                   TERMINATION

         9. This Plan of Merger shall terminate and become null and void, and the transactions contemplated herein shall thereupon be abandoned, upon any occurrence of a permitted termination of the Agreement pursuant to Section 7.1 thereof.

                                    ARTICLE X

                                    EXECUTION

         10. This Plan of Merger may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties have caused this Plan of Merger to be executed as of the date first above written.

                               POTTERS FINANCIAL CORPORATION
ATTEST:

                           By:
-------------------------      --------------------------------------------
Secretary                       Edward L. Baumgardner
                                President

                               HSLC MERGER SUBSIDIARY, INC.
ATTEST:

                           By:
-------------------------      --------------------------------------------
Secretary                       Douglas M. McKay
                                President

                               THE HOME SAVINGS AND LOAN COMPANY OF YOUNGSTOWN,
                                   OHIO
ATTEST:

                           By:
-------------------------      --------------------------------------------
Secretary                       Douglas M. McKay
                                Chairman of the Board and
                                   Chief Executive Officer

                                    EXHIBIT B

                               PLAN OF LIQUIDATION

                                       of

                          POTTERS FINANCIAL CORPORATION


         This Plan of Liquidation (the "Plan") of Potters Financial Corporation, an Ohio corporation ("Seller"), is entered into this _____ day of ____________, 2001, by and between Seller and The Home Savings and Loan Company of Youngstown, Ohio, an Ohio-chartered stock savings and loan association ("Buyer Bank").

                                R E C I T A L S :

         WHEREAS, Seller, Potters Bank, an Ohio-chartered stock savings bank that is the wholly owned subsidiary of Seller ("Seller Bank"), Buyer Bank, and United Community Financial Corp., an Ohio business corporation that is the sole shareholder of Buyer Bank, have entered into an Agreement and Plan of Merger, dated September 5, 2001 (the "Agreement"), which provides for Buyer Bank's acquisition of Seller by means of the merger of a newly organized acquisition subsidiary of Buyer Bank with and into Seller, with Seller surviving and becoming the wholly owned subsidiary of Buyer Bank (the "Corporate Merger");

         WHEREAS, the Agreement further provides that, immediately following consummation of the Corporate Merger, Seller shall be liquidated into Buyer Bank and Seller Bank shall be merged with and into Buyer Bank;

         WHEREAS, the boards of directors of each of the parties hereto have approved this Plan;

         NOW, THEREFORE, the parties hereto have adopted this Plan in order to accomplish the complete liquidation of Seller (the "Liquidation") into Buyer Bank following the Corporate Merger as follows:

         1. As promptly as practicable following the consummation of the Corporate Merger:

                  (a) Buyer Bank, as sole shareholder of Seller, shall adopt a resolution of dissolution in compliance with Section 1701.86 of the Ohio General Corporation Law (the "GCL");

                  (b) Seller and Buyer Bank shall execute all documents and take all actions necessary to distribute, transfer and assign all of Seller's assets, properties and rights to Buyer Bank and to complete the assumption of all of Seller's liabilities and provide for the payment of its obligations by Buyer Bank;

                  (c) Buyer Bank shall take all actions required under applicable law to effect the merger of Seller Bank with and into Buyer Bank;

                  (d) Seller and Buyer Bank shall file a Certificate of Dissolution, as well as such other documents as may be required under
         Section 1701.86 of the GCL, with the Secretary of State of Ohio; and

                  (e) Seller and Buyer Bank shall take all such other actions and file all such other documents as may be required for Seller to be formally dissolved under Section 1701.86 of the GCL and to withdraw from the jurisdictions in which Seller is qualified to do business.

         2. The Board of Directors and the officers of Buyer Bank and Seller shall have authority to do or authorize any and all acts and things as provided for in the Plan and any and all such further acts and things as they may consider desirable to carry out the purposes of the Plan, including the execution and filing of all such certificates, documents, tax returns and other papers, and the payment of such expenses, as the directors or such officers in their discretion shall consider necessary or appropriate to implement the Plan.

         3. The directors of Seller shall have authority to authorize such variations from, and to supplement or modify the provisions of, the Plan as they in their discretion shall consider necessary or advisable to effectuate the dissolution, complete liquidation and termination of existence of Seller and distribution of its assets to Buyer Bank, as its sole shareholder.

         4. The "Effective Time" of the Liquidation shall be the time of filing of Seller's Certificate of Dissolution and any required accompanying documents with the Secretary of State of Ohio.

         5. After the Effective Time, Seller shall not engage in any business activities except for the distribution of its assets and transfer in accordance with the Plan. The directors and officers now in office shall continue in office solely for these purposes.


Dated:                       , 2001         POTTERS FINANCIAL CORPORATION
        ---------------------




Attest:                                 By:
        ------------------------------      ------------------------------------
                                             Douglas M. McKay
                                             President

   Dated:                    , 2001          THE HOME SAVINGS AND LOAN COMPANY
           ------------------                 OF YOUNGSTOWN, OHIO




Attest:                                 By:
       ------------------------------       -----------------------------------
                                            Douglas M. McKay
                                            Chairman and Chief Executive Officer

EXHIBIT 2.5(a)

                          POTTERS FINANCIAL CORPORATION

                       STOCK OPTION CANCELLATION AGREEMENT


         This Agreement is made and entered into on ____________________, 2001, ("Effective Time") by and between _____________________________ (the "Option
Holder") and Potters Financial Corporation (the "Corporation").

         WHEREAS, the Corporation has entered into an Agreement and Plan of Merger between the Corporation and United Community Financial Corp. ("UCFC"), dated September 5, 2001 (the "Merger Agreement"); and

         WHEREAS, the Option Holder is the holder of options ("Options") to purchase shares of common stock of the Corporation ("Common Stock") as evidenced by a Stock Option Agreement between the Corporation and the Option Holder; and

         WHEREAS, the Option Holder's Options and the exercise prices for the Options (the "Option Price") are listed in Exhibit A to this Agreement; and

         WHEREAS, pursuant to Section 2.5 of the Merger Agreement, the Options granted under The Potters Savings and Loan Company Stock Option Plan and Potters Financial Corporation 1998 Stock Option and Incentive Plan (together, the "Plans") will be surrendered by the Option Holder without exercising such Options in consideration for a payment in cash for the difference between $22.00 and the Option Price of such Option, multiplied by the number of shares of Common Stock subject to such Option; and

         WHEREAS, the Corporation shall make such cash payments as of the Effective Time;

         NOW, THEREFORE, the parties hereto agree as follows:

         Option Holder hereby surrenders the above number of Options which Option Holder holds as of the Effective Time in exchange for a cash payment from the Corporation in an amount equal to the difference between the $22.00 and the Option Price, multiplied by the number of shares of Common Stock subject to the Option, LESS ANY REQUIRED TAX WITHHOLDING PAYMENTS ("Payment"), to be reported on IRS Form W-2, or on IRS Form 1099-MISC and that all obligations of the Corporation hereunder and under the Options and related Stock Option Agreements shall be extinguished thereafter. Further, the Option Holder certifies that such Payment is received in exchange for all Options held by the Option Holder as of the Effective Time, and that the Option Holder hereby waives any claim for compensation for any other Options or rights to purchase shares of Common Stock of the Corporation awarded by the Corporation or any subsidiary of the Corporation to the Option Holder at any time prior to the Effective Time.

         This Cancellation Agreement constitutes the entire understanding between the Corporation and the Option Holder relating to the subject matter hereof and supersedes any matters to the contrary that may be contained in any other agreement, plan or document relating to the subject matter hereof. No amendments or additions to this Cancellation Agreement shall be binding unless made in writing and signed by both parties hereto. If for any reason the Merger is not consummated, this Cancellation Agreement shall be null and void and of no force or effect. This Cancellation Agreement shall be governed by the laws of the State of Ohio.

Acknowledgements:

                                     Potters Financial Corporation



Attest                               By:      ______________________________

_______________________________      Its:     ______________________________


Witness

-------------------------------      -------------------------------------------
                                     Participant


                                     United Community Financial Corp.


Attest                               By:      ______________________________

_______________________________      Its:     ______________________________



STOCK OPTION COMMITTEE APPROVAL:
--------------------------------


______________________________       Date:
                                              ----------------------------------
William C. Miller

______________________________       Date:
                                              ----------------------------------
Peter D. Visnic

______________________________       Date:
                                              ----------------------------------
Timothy M. O'Hara

EXHIBIT 2.5(b)

                          POTTERS FINANCIAL CORPORATION

                     CANCELLATION AGREEMENT FOR SHARES UNDER
                      THE POTTERS SAVINGS AND LOAN COMPANY
                         RECOGNITION AND RETENTION PLAN`



         This Agreement is made and entered into on ________________ __, 2001, by and between _________________________________ (the "Participant") a
participant in The Potters Savings and Loan Company Recognition and Retention Plan (the "RRP") and Potters Bank (the "Employer").

         WHEREAS, Potters Financial Corporation (the "Company") has entered into an Agreement and Plan of Merger by and among the Company and United Community Financial Corp. ("UCFC"), dated September 5, 2001 (the "Merger Agreement"); and

         WHEREAS, the Participant has been awarded _________________ RRP awards ("RRP Shares") as evidenced by an Agreement between the Employer and the Participant, which RRP Shares have not yet been earned by the Participant; and

         WHEREAS, pursuant to Section 2.5 of the Merger Agreement, the RRP Shares awarded under the RRP will be surrendered and exchanged by the Participant in consideration for a payment in cash of $22.00 multiplied by the number of RRP Shares plus any accrued but undistributed dividends associated with such RRP Shares up to the Effective Time (as such term is defined in Article I of the Merger Agreement); and

         WHEREAS, the Employer shall make such cash payments at the Effective Time;

         NOW, THEREFORE, the parties hereto agree in consideration of the mutual covenants and duties set forth herein and other valuable consideration as follows:

         Participant hereby surrenders and exchanges all RRP Shares previously awarded to the Participant under the RRP. In exchange for the surrender of such RRP Shares, Participant acknowledges receipt from the Employer of a check in an amount equal to the sum of (i) the product of (a) the number of RRP Shares, and
(b) $22.00, plus (ii) any accrued but undistributed dividends associated with such Restricted Shares up to the Effective Time, LESS ANY REQUIRED TAX WITHHOLDING PAYMENTS, with such payment to be reported on IRS Form W-2 or IRS Form 1099-MISC, and that all obligations of the Employer hereunder under the RRP and related Merger Agreement related to the RRP and the RRP Shares shall be extinguished thereafter.

         This Cancellation Agreement constitutes the entire understanding between the Employer and the Participant relating to the subject matter hereof and supersedes any matters to the contrary that may be contained in any other agreement, plan or document relating to the subject matter hereof. No amendments or additions to this Cancellation Agreement shall be binding unless made in writing and signed by both parties hereto. If for any reason the Merger is not consummated, this Cancellation Agreement shall be null and void and of no force or effect. The Participant represents and warrants that the RRP Shares, as defined herein, constitute all the unearned RRP Shares awarded under the RRP held by the Participant as of the Effective Time. This Cancellation Agreement shall be governed by the laws of the State of Ohio.

Acknowledgments:

                                  Potters Bank


Attest                            By:      ___________________________

_________________________         Its:     ___________________________


Witness


-------------------------         ------------------------------------


                                  United Community Financial Corp.

Attest                            By:      ___________________________

________________________          Its:     ___________________________


PLAN COMMITTEE APPROVAL:
-----------------------


_____________________________     Date:
                                           ---------------------------

_____________________________     Date:
                                           ---------------------------

_____________________________     Date:
                                           ---------------------------

_____________________________     Date:
                                           ---------------------------

EXHIBIT 5.19

                                VOTING AGREEMENT
                  CERTIFICATE OF THE DIRECTORS AND OFFICERS OF
                          POTTERS FINANCIAL CORPORATION

         Reference is made to the Agreement and Plan of Merger between United Community Financial Corp. ("Buyer") and Potters Financial Corporation ("Seller"), dated as of September 5, 2001 (the "Agreement"). Capitalized terms used herein have the meanings given to them in the Agreement.

         Each of the following persons, being all of the directors and officers of Seller, will, subject to the occurrence of a Material Adverse Effect as to Seller or Buyer and the exercise of their fiduciary duties, vote or cause to be voted all shares of Seller Common Stock which are owned by such person as of the date of the Agreement, or over which such person exercises full voting control (other than shares with respect to which such person exercises control in a fiduciary capacity, as to which no agreement is made hereby) as of the date of the Agreement, in favor of the Agreement at the meeting of stockholders of Seller ("Meeting") called to vote on the approval of the Agreement. In addition, subject to the occurrence of a Material Adverse Effect as to Seller or Buyer and the exercise of their fiduciary duties, the undersigned will take no actions, directly or indirectly, to solicit or to communicate with other stockholders of Seller whereby such solicitations or communications encourage or recommend that such stockholders (1) not vote or not vote in favor of the approval of the Agreement at the Meeting, or (2) vote for approval of an agreement for the acquisition of or merger with Seller by any party other than Buyer or a subsidiary of Buyer.


----------------------------------           ---------------------------------
Edward L. Baumgardner                        William L. Miller


----------------------------------           ---------------------------------
Arthur T. Doak                               Suzanne B. Fitzgerald


----------------------------------           ---------------------------------
Timothy M. O'Hara                            James R. Platte


----------------------------------           ---------------------------------
Peter D. Visnic                              Anne S. Myers


----------------------------------           ---------------------------------
Stephen A. Beadnell                          Albert E. Sampson

                                     ANNEX B

                                FAIRNESS OPINION

                      [Keefe, Bruyette & Woods Letterhead]



November 27, 2001


Board of Directors
Potters Financial Corporation
519 Broadway
East Liverpool, Ohio 43920

Dear Gentlemen:

You have requested our opinion as an independent investment banking firm regarding the fairness, from a financial point of view, to the stockholders of Potters Financial Corporation ("PTRS"), of the consideration to be received by such stockholders in the merger (the "Merger") between PTRS and United Community Financial Corp. ("UCFC"). We have not been requested to opine as to, and our opinion does not in any manner address, PTRS's underlying business decision to proceed with or effect the Merger.

Pursuant to the Agreement and Plan of Merger, dated September 5, 2001, between PTRS and UCFC and a wholly owned subsidiary thereof (the "Agreement"), at the effective time of the Merger, UCFC will acquire all of PTRS's outstanding shares of common stock including all allocated and unallocated shares of common stock under the ESOP and all vested and unvested shares underlying awards under PTRS's recognition and retention plan. The holders of PTRS common stock will receive $22.00 per share, in cash, upon surrender of stock certificates of PTRS representing the shares following the effective date of the merger. In addition, all options to purchase shares outstanding on the effective date of the Merger would be cancelled in exchange for the purchase thereof by UCFC in cash for an amount equal to the excess of the per share merger price over the per share exercise price, multiplied by the number of shares covered by the option in question. The complete terms of the proposed transaction are described in the Agreement, and this summary is qualified in its entirety by reference thereto.

Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. We are familiar with the market for common stocks of publicly traded banks, savings institutions and bank and savings institution holding companies.

In connection with this opinion we reviewed certain financial and other business data supplied to us by PTRS: Annual Reports for the years ended December 31, 1998, 1999, and 2000; Proxy Statements for the years ended December 31, 1998, 1999, and 2000; consolidated audited financial statements of PTRS at and for the year ended December 31, 2001; and other information we deemed relevant. We discussed with senior management and the board of directors of PTRS the current position and prospective outlook for PTRS. We reviewed financial and stock market data of other savings institutions, particularly in the PTRS region of the United States, and the financial and structural terms of several other recent transactions involving mergers and acquisitions of savings institutions or proposed changes of control of comparably situated companies.

For UCFC, we reviewed the annual report for the fiscal years ended December 31, 1998, 1999, and 2000; Proxy Statements for the years ended December 31, 1998, 1999, and 2000; financial statements (unaudited) for the three months ended March 31, 2001; and certain other information we deemed relevant.

For purposes of this opinion we have relied, without independent verification, on the accuracy and completeness of the material furnished to us by PTRS and UCFC and the material otherwise made available to us, including information from published sources, and we have not made any independent effort to verify such data. With respect to the financial information, including asset valuations we received from PTRS, we assumed (with your consent) that they had been reasonably prepared reflecting the best currently available estimates and judgment of PTRS management. In addition, we have not made or obtained any independent appraisals or evaluations of the assets or liabilities, and potential and/or contingent liabilities of PTRS and UCFC. We have further relied on the assurances of management of PTRS and UCFC that they are not aware of any facts that would make such information inaccurate or misleading. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated.

In rendering our opinion, we have assumed that in the course of obtaining the necessary approvals for the Merger, no restrictions or conditions will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to PTRS or the ability to consummate the Merger. Our opinion is based on the market, economic and other relevant considerations as they exist and can be evaluated on the date hereof.

Consistent with the engagement letter with you, we have acted as financial advisor to PTRS in connection with the Merger and will receive a fee for such services, a portion of which is contingent upon the consummation of the Merger. In addition, PTRS has agreed to indemnify us for certain liabilities arising out of our engagement by PTRS in connection with the Merger.

Based upon and subject to the foregoing, as outlined in the foregoing paragraphs and based on such other matters as we considered relevant, it is our opinion that as of the date hereof, the consideration to be received by the stockholders of PTRS in the Merger under the terms of the Agreement is fair, from a financial point of view, to the stockholders of PTRS.

This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent, although this opinion and any update thereof may be included in its entirety in the proxy statement of PTRS used to solicit stockholder approval of the Merger. It is understood that this letter is directed to the Board of Directors of PTRS in its consideration of the Agreement, and is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger.


Very truly yours,

/s/ Keefe, Bruyette & Woods, Inc.

Keefe, Bruyette, & Woods, Inc.

                                     ANNEX C

                           DISSENTERS' RIGHTS STATUTE

OHIO REVISED CODE SECTION 1701.84 DISSENTING SHAREHOLDERS ENTITLED TO RELIEF.

The following are entitled to relief as dissenting shareholders under section 1701.85 of the Revised Code:

         (A) Shareholders of a domestic corporation that is being merged or consolidated into a surviving or new entity, domestic or foreign, pursuant to section 1701.78, 1701.781, 1701.79, 1701.791, or 1701.801 of the Revised Code;

         (B) In the case of a merger into a domestic corporation, shareholders of the surviving corporation who under section 1701.78 or 1701.781 of the Revised Code are entitled to vote on the adoption of an agreement of merger, but only as to the shares so entitling them to vote;

         (C) Shareholders, other than the parent corporation, of a domestic subsidiary corporation that is being merged into the domestic or foreign parent corporation pursuant to section 1701.80 of the Revised Code;

         (D) In the case of a combination or a majority share acquisition, shareholders of the acquiring corporation who under section 1701.83 of the Revised Code are entitled to vote on such transaction, but only as to the shares so entitling them to vote;

         (E) Shareholders of a domestic subsidiary corporation into which one or more domestic or foreign corporations are being merged pursuant to section 1701.801 of the Revised Code.

OHIO REVISED CODE SECTION 1701.85
QUALIFICATIONS OF AND PROCEDURES FOR DISSENTING SHAREHOLDERS.

         (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

         (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

         (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

         (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

         (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

         (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

         (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

         (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

         (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;
         (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;
         (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;
         (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

         (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

         (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          POTTERS FINANCIAL CORPORATION


                          POTTERS FINANCIAL CORPORATION
                         SPECIAL MEETING OF SHAREHOLDERS
                                JANUARY 24, 2002

         The undersigned shareholder of Potters Financial Corporation ("PFC"), hereby constitutes and appoints Peter D. Visnic and James R. Platte, or either of them, as the proxy or proxies of the undersigned with full power of substitution and resubstitution, to vote at the Special Meeting of Shareholders of PFC to be held at the East Liverpool High School Alumni Association Clock Tower and Museum, 216 East Fourth Street, East Liverpool, Ohio, on January 24, 2002, at 10:00 a.m., Eastern Standard Time (the "Special Meeting"), all of the shares of PFC that the undersigned is entitled to vote at the Special Meeting, or at any adjournment thereof, on each of the following proposals, which are described in the accompanying Proxy Statement:



1. The adoption and approval of the Agreement and Plan of Merger dated September 5, 2001, by and among United Community Financial Corp., The Home Savings and Loan Company of Youngstown, Ohio, Potters Financial Corporation and Potters Bank, and the transactions contemplated by that agreement:


          [ ]  FOR              [ ]  AGAINST           [ ] ABSTAIN


2. In their discretion, upon such other business as may properly come before the Special Meeting or any adjournments thereof (including adjournment of the Special Meeting to allow for additional solicitation of shareholder votes in order to obtain a quorum or to obtain the required vote to adopt the merger agreement, unless the undersigned instructs the designated proxies to vote against the adoption of the merger agreement).


IMPORTANT: PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.

         The Board of Directors recommends a vote "FOR" the proposal set forth on the reverse side.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF THIS PROXY IS EXECUTED AND RETURNED BUT NO BOXES ARE MARKED, THE SHARES WILL BE VOTED FOR PROPOSAL 1.

         All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the Special Meeting of Shareholders of PFC and of the accompanying Proxy Statement is hereby acknowledged.

         Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.



----------------------------                ------------------------------
Signature                                   Signature


----------------------------                ------------------------------
Print or Type Name                          Print or Type Name


Dated: _____________________                Dated: _______________________


PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE USA.